                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement            [_] Confidential, for Use of the
                                               Commission Only (as permitted by
[X] Definitive Proxy Statement                 Rule 14a-6(e)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                       VITALINK PHARMACY SERVICES, INC.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



Payment of Filing Fee (Check the appropriate box):

[X] No Filing Fee Required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    --------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

    --------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    --------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

    --------------------------------------------------------------------------

    (5) Total fee paid:

    --------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    --------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

    --------------------------------------------------------------------------

    (3) Filing Party:

    --------------------------------------------------------------------------

    (4) Date Filed:

    --------------------------------------------------------------------------

Notes:

                            NOTICE OF ANNUAL MEETING
                              AND PROXY STATEMENT


                                      LOGO
               [LOGO OF VITALINK PHARMACY SERVICES APPEARS HERE]

                         ANNUAL MEETING OF STOCKHOLDERS
                               NOVEMBER 20, 1997

                       VITALINK PHARMACY SERVICES, INC.

                             1250 EAST DIEHL ROAD
                                   SUITE 208
                          NAPERVILLE, ILLINOIS 60563
                                (630) 245-4800

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD NOVEMBER 20, 1997

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Vitalink Pharmacy Services, Inc. (the "Company"), will be held at the Wyndham Garden Hotel, located at 1837 Centre Point Circle, Naperville, Illinois, on Thursday, November 20, 1997, at 9:00 a.m., to consider and vote upon the following matters:

  1. To elect a Board of Directors consisting of six persons to serve until the next Annual Meeting of Stockholders of the Company and/or until their successors are duly elected and qualified.

  2. To approve and adopt the Company's Amended and Restated 1996 Long-Term Incentive Plan (the "1996 Plan"), which would (i) increase by 1,000,000 the number of shares authorized for issuance pursuant to such plan (bringing the total number of shares authorized under the 1996 Plan to 1,493,900); and (ii) expand the class of persons eligible to participate in the 1996 Plan to include non-employee directors.

  3. To approve and adopt the Company's 1997 Non-Employee Director Stock Compensation Plan.

  4. To transact such other business as may properly come before such meeting or any adjournment thereof.

  The close of business on October 30, 1997 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

  Your management sincerely desires the presence in person of every stockholder able to attend the meeting; however, in order to be assured of the representation of the greatest number of stockholders either in person or by proxy, it is requested that you date and sign the accompanying proxy and return it as promptly as possible in the enclosed self-addressed envelope. No postage is required if mailed in the United States.

  If you attend the Annual Meeting in person, you may revoke your proxy at such meeting and cast your vote in person. If you receive more than one proxy because your shares are held in various names or accounts, each proxy should be completed and returned.

                                     By Order of the Board of Directors:

                                     /s/ Robert W. Horner, III
                                     Robert W. Horner, III
                                     Secretary

Naperville, Illinois
November 5, 1997

                       VITALINK PHARMACY SERVICES, INC.
                             1250 EAST DIEHL ROAD
                                   SUITE 208
                          NAPERVILLE, ILLINOIS 60563
                                (630) 245-4800

                                PROXY STATEMENT
                        ANNUAL MEETING OF STOCKHOLDERS
                               NOVEMBER 20, 1997

                                 INTRODUCTION

  The enclosed proxy is solicited by and on behalf of the Board of Directors of Vitalink Pharmacy Services, Inc. (the "Company"), a Delaware corporation, to be used at the 1997 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on Thursday, November 20, 1997, at 9:00 a.m., at the Wyndham Garden Hotel, 1837 Centre Point Circle in Naperville, Illinois, and at any and all adjournments thereof. All shares represented by proxies will be voted at the Annual Meeting in accordance with the specifications marked thereon, or if no specifications are made, proxies will be voted FOR all matters set forth in the attached Notice of Meeting and in the discretion of the proxy holder as to any other business which comes before the Annual Meeting. Any stockholder giving a proxy may revoke the same at any time prior to the voting of such proxy by giving written notice of revocation to the Secretary, by submitting a later dated proxy or by attending the Annual Meeting and voting in person. The Proxy Statement is first being mailed to stockholders on or about November 5, 1997.

  The Company's Annual Report (including audited financial statements) for the fiscal year ended May 31, 1997 has been mailed to the Company's stockholders under separate cover. The Annual Report is not a part of the proxy soliciting material.

  Except where the context requires otherwise, the term "Company" includes Vitalink Pharmacy Services, Inc. and its subsidiaries as comprised following the merger of the Company on February 12, 1997 with GranCare, Inc. ("GranCare"), a California corporation (the "GranCare Merger"), with the Company being the surviving entity.

                         VOTING AT THE ANNUAL MEETING

  The Board of Directors has fixed October 30, 1997 as the Record Date for determination of stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). On the Record Date there were outstanding 25,738,721 shares of common stock, par value $0.01 per share ("Common Stock"). Each such share of Common Stock is entitled to one vote. The presence in person or by proxy of the holders of a majority of the Company's outstanding shares of Common Stock will constitute a quorum.

  A plurality of the shares present and voting at the Annual Meeting, in person or by proxy, will be necessary for the election of the directors nominated herein. The affirmative vote of a majority of shares present and voting at the Annual Meeting, in person or by proxy, will be necessary for approval of the proposals to: (i) approve and adopt an amendment to the Company's 1996 Long-Term Incentive Plan (the "1996 Plan") (x) increasing by 1,000,000 the number of shares authorized for issuance pursuant to such plan (bringing the total number of shares authorized under the 1996 Plan to 1,493,900) and (y) expanding the class of persons eligible to participate in the 1996 Plan to include non-employee directors (the "1996 Plan Proposal");
(ii) approve and adopt the Company's 1997 Non-Employee Director Stock Compensation Plan (the "Directors Plan Proposal" and together with the 1996 Plan Proposal, the "Plan Proposals"); and (iii) the taking of all other actions at the Annual Meeting. Approval of Plan Proposals is being sought in order to receive certain tax treatment in connection with awards made under the related benefit plans pursuant to Rule 162m promulgated under the Internal Revenue Code of 1986, as amended (the "Code"), and in order to comply with the rules of the New York Stock Exchange ("NYSE"), upon which the Company's Common Stock is listed.

  A stockholder who is present in person or by proxy at the Annual Meeting and who abstains from voting on any or all proposals will be included in the number of stockholders present at the Annual Meeting for the purpose of determining the presence of a quorum. An abstention with respect to any matter, however, will not be counted either in favor of or against such matter.

  Brokers who hold shares for the account of their clients may vote such shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members. Companies listing their securities on the NYSE are permitted to vote their clients' proxies in their own discretion as to the election of directors. Proxies which are voted by brokers on some but not all of the proposals are referred to as "broker non-votes." Broker non-votes will be included in determining the presence of a quorum. A broker non-vote, however, is not treated as being in favor of or against the particular proposal under consideration.

  If any nominee for election to the Board of Directors named in this Proxy Statement shall become unavailable for election for any reason, the proxy will be voted for a substitute nominee selected by the Board of Directors.

                            SOLICITATION OF PROXIES

  The cost of the proxy solicitations will be borne by the Company. In addition to the use of the mails, proxies may be solicited by the directors, officers and employees of the Company, without additional compensation, by personal interview, telephone, telegram or otherwise. Arrangements may also be made with brokerage firms or other custodians, nominees or fiduciaries for the forwarding of soliciting material to the beneficial owners of Common Stock of the Company held of record by such persons, and the Company will reimburse such respective brokers, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses incurred by them in connection therewith.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's reporting officers and directors and persons who own more than ten percent of the Company's Common Stock to file reports of ownership and changes in ownership on Forms 3, 4, and 5 with the Securities and Exchange Commission (the "Commission"), the NYSE and the Company. Based solely on the Company's review of the forms filed with the Commission and written representations from reporting persons that they were not required to file a Form 5 for certain specified years, the Company believes that Manor Care, Inc. (defined below), Ms. DeNardo and Messrs. Burleson and Joel S. Kanter (a former director of the Company) filed late certain reports required under Section 16 of the Exchange Act during the fiscal year ended May 31, 1997. The Company believes that all other of its reporting officers, directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them during fiscal year ended May 31, 1997.

          SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

  As of the Record Date, the only greater than 5% beneficial owner of Common Stock of the Company is ManorCare Health Services, Inc., a wholly-owned subsidiary of Manor Care, Inc. (Hereinafter, as and when the context requires, Manor Care, Inc. and its subsidiaries are collectively referred to as "Manor Care".) As of the Record Date, Manor Care owned beneficially 13,000,000 shares of Common Stock of the Company, comprising 50.5% of the Company's outstanding Common Stock. The address of Manor Care is 11555 Darnestown Road, Gaithersburg, Maryland 20878.

  On October 15, 1997, Manor Care announced that it is exploring strategic alternatives for its ownership interest in the Company, including mergers, joint ventures or other business combinations. The Company's Board of Directors, in response to Manor Care's decision, has authorized management to engage the services of an investment banker to review strategic alternatives available to the Company. The fact that Manor Care and the Company may explore strategic alternatives does not mean that any transaction will be effected.

  The following table sets forth, as of the Record Date, the amount of the Company's Common Stock beneficially owned by (1) each current director and nominee, (2) the chief executive officers and the four other most highly compensated executive officers of the Company serving during fiscal 1997, and
(3) all officers and directors as a group.

                                         NUMBER OF COMPANY
NAME OF BENEFICIAL OWNER             SHARES BENEFICIALLY OWNED PERCENT OF CLASS
------------------------             ------------------------- ----------------
Stewart Bainum, Jr..................                 0                 *
Gene E. Burleson....................           419,945(1)            1.6
Donald C. Tomasso...................                 0                 *
Donna L. DeNardo....................            76,932(2)              *
Anil K. Gupta.......................                 0                 *
Robert W. Horner, III...............             1,331(3)              *
Scott T. Macomber...................            33,440(4)              *
Stephen A. Thompson.................             6,178(5)              *
Essel W. Bailey, Jr.................           451,694(6)            1.8
Joseph R. Buckley...................                 0                 *
James A. MacCutcheon................                 0                 *
Robert L. Parker....................           104,760(7)              *
James H. Rempe......................                 0                 *
Gary U. Rolle.......................           479,988(8)            1.9
All directors and officers as a
 group (14 persons).................         1,574,268(9)            6.1

--------
* Indicates beneficial ownership of less than 1% of the issued and outstanding Common Stock of the Company.
(1) Includes 140,895 shares which Mr. Burleson has the right to acquire pursuant to currently exercisable stock options.
(2) Includes 63,160 shares which Ms. DeNardo has the right to acquire pursuant to stock options exercisable within 60 days of the Record Date.
(3) Includes 131 shares held through the 1995 Employee Stock Purchase Plan (the "Purchase Plan") and 1,200 shares which Mr. Horner has the right to acquire pursuant to stock options exercisable within 60 days of the Record Date.
(4) Includes 3,000 shares held jointly with Mr. Macomber's spouse. Also includes 1,200 shares owned by minor children of Mr. Macomber for which he is custodian and 29,240 shares which Mr. Macomber has the right to acquire pursuant to stock options exercisable within 60 days of the Record Date. Beneficial ownership of the shares held as custodian for Mr. Macomber's minor children is disclaimed.
(5) Includes 173 shares held through the Purchase Plan. Also includes 6,005 shares which Mr. Thompson has the right to acquire pursuant to stock options exercisable within 60 days of the Record Date.
(6) Includes 10,516 shares held through Mr. Bailey, Jr.'s family foundation. Also includes 219,173 shares owned by his spouse.
(7) Includes 97,112 shares held through trusts. Also includes 7,648 shares which Mr. Parker has the right to acquire pursuant to stock options exercisable within 60 days of the Record Date.
(8) Includes 469,090 shares held through TransAmerica Corp., of which Mr. Rolle may be deemed an affiliate under federal securities laws. Also includes 10,516 shares which Mr. Rolle has the right to acquire pursuant to stock options exercisable within 60 days of the Record Date.
(9) Includes a total of 258,664 shares which the officers, nominees and directors included in the group have the right to acquire pursuant to stock options exercisable within 60 days of the Record Date.

  The following table also sets forth, as of August 14, 1997, the amount of Manor Care Common Stock beneficially owned by (1) each current director and nominee, (2) the chief executive officers and the four other most highly compensated executive officers of the Company serving during fiscal 1997, and
(3) all officers and directors as a group.

                                           NUMBER OF SHARES OF
                                            MANOR CARE, INC.
                                           COMMON STOCK SHARES
NAME OF BENEFICIAL OWNER                   BENEFICIALLY OWNED  PERCENT OF CLASS(1)
------------------------                   ------------------- ------------------
Stewart Bainum, Jr.......................      15,269,851(2)          22.9
Gene E. Burleson.........................               0               *
Donald C. Tomasso........................         143,424(3)            *
Donna L. DeNardo.........................           6,466(4)            *
Robert W. Horner, III....................               0               *
Scott T. Macomber........................           6,032(5)            *
Stephen A. Thompson......................             401(6)            *
Essel W. Bailey, Jr......................               0               *
Joseph R. Buckley..........................       101,631(7)            *
Anil K. Gupta............................               0               *
James A. MacCutcheon.....................         137,925(8)            *
Robert L. Parker.........................               0               *
James H. Rempe...........................          59,958(9)            *
Gary U. Rolle............................               0               *
All directors and officers as a group (14
 members)................................      15,725,688(10)        23.6

--------
* Indicates beneficial ownership of less than 1% of the issued and outstanding Manor Care Common Stock.
(1) Percentages are based on a total of 66,709,912 shares outstanding on August 14, 1997.
(2) Includes 20,598 shares owned directly by Mr. Bainum, Jr. Also includes 5,417,761 shares owned by Bainum Associates Limited Partnership ("Bainum Associates") and 4,415,250 shares owned by MC Investments Limited Partnership ("MC Investments"), in both of which Mr. Bainum, Jr. is managing general partner with the sole right to dispose of the shares. Authority to vote such shares is held by the voting general partner, Mr.
    B. Houston McCeney. Also includes 1,779,628 shares owned by Mid Pines Associates Limited Partnership ("Mid Pines"), in which Mr. Bainum, Jr. is managing general partner and has shared voting authority, and 3,567,869 shares held by Realty Investment, in which Mr. Bainum, Jr. has shared voting authority. Also includes 88,000 shares which Mr. Bainum, Jr. has the right to acquire pursuant to stock options that are presently exercisable or which become exercisable within 60 days after August 14, 1997, and 350 shares and 993 shares, respectively, which Mr. Bainum, Jr. has the right to receive upon termination of his employment with the Manor Care, Inc. pursuant to the terms of the Manor Care, Inc. Retirement Savings and Investment Plan (the "401(k) Plan") and the Manor Care, Inc. Non-Qualified Retirement Savings and Investment Plan (the "Non-Qualified Savings Plan.") (based upon a report of each plan's trustee for June
    1997).
(3) Includes 40 shares held by adult children of Mr. Tomasso who share the same household. Beneficial ownership of such shares is disclaimed. Also includes 135,984 shares which Mr. Tomasso has the right to acquire pursuant to stock options that are presently exercisable or become exercisable within 60 days after August 14, 1997, and 326 shares and 574 shares, respectively, which Mr. Tomasso has the right to receive upon termination of his employment with the Company pursuant to the terms of the 401(k) Plan and the Non-Qualified Savings Plan.
(4) Includes 439 and 405 shares, respectively, which Ms. DeNardo has the right to receive upon termination of her employment with the Company pursuant to the terms of the 401(k) Plan and the Non-Qualified Savings Plan.
(5) Includes 4,500 shares Mr. Macomber has the right to acquire pursuant to stock options that are exercisable within 60 days after August 14, 1997 and 439 and 393 shares, respectively, which Mr. Macomber has the right to receive upon termination of his employment with the Company pursuant to the terms of the 401(k) Plan and the Non-Qualified Savings Plan.

(6) Includes 247 and 154 shares, respectively, which Mr. Thompson has the right to receive upon termination of his employment with the Company pursuant to the terms of the 401(k) plan and the Non-Qualified Savings Plan.
(7) Includes 100,423 shares Mr. Buckley has the right to acquire pursuant to stock options that are exercisable within 60 days after August 14, 1997 and 668 and 540 shares, respectively, which Mr. Buckley has the right to receive upon termination of his employment with Manor Care pursuant to the terms of the 401(k) Plan and the Non-Qualified Savings Plan.
(8) Includes 91,362 shares which Mr. MacCutcheon has the right to acquire pursuant to stock options that are presently exercisable or become exercisable within 60 days after August 14, 1997.
(9) Includes 3,552 shares which Mr. Rempe has the right to acquire pursuant to stock options that are exercisable within 60 days after the Record Date.
(10) Includes a total of 423,821 shares which the officers, nominees, and directors included in the group have the right to acquire pursuant to stock options that are presently exercisable or become exercisable within 60 days after August 14, 1997, and a total of 2,469 and 3,059 shares, respectively, which such directors and officers have the right to receive upon the termination of their employment pursuant to the terms of the 401(k) Plan and the Non-Qualified Savings Plan.

                               CHANGE IN CONTROL

  On February 12, 1997, the Company, an approximately 82% owned subsidiary of Manor Care, acquired the institutional pharmacy business of GranCare through the merger of GranCare with and into the Company, with the Company surviving the GranCare Merger. In order to facilitate the GranCare Merger, GranCare's skilled nursing, home healthcare, assisted living and contract management businesses and related assets (the "Skilled Nursing Business") were transferred to New GranCare, Inc. ("New GranCare"), a wholly owned subsidiary of GranCare, and all of the issued and outstanding common stock of New GranCare was distributed to the shareholders of GranCare. GranCare's only remaining business, its institutional pharmacy business, was acquired by the Company in the GranCare Merger and is operated by TeamCare, Inc. ("TeamCare"), a wholly owned subsidiary of the Company. As a consequence of the GranCare Merger, each GranCare shareholder received 0.478 of a share of the Company's Common Stock for each share of GranCare common stock owned as of the effective time of the GranCare Merger. The Company also assumed certain items of GranCare's consolidated indebtedness, including existing long-term indebtedness of GranCare associated with the operation of its institutional pharmacy business. In addition, the Company incurred indebtedness under a $200 million revolving credit facility executed prior to the effective time of the GranCare Merger among the Company, certain of its subsidiaries and The Chase Manhattan Bank, as agent, and the lenders party thereto to finance the repurchase of $98.2 million aggregate principal amount of GranCare's 9-3/8% senior subordinated notes due 2005. Approximately $1.8 million principal amount of such notes remained outstanding after the repurchase and the Company assumed GranCare's rights and obligations thereunder. The GranCare Merger was accounted for using the purchase method of accounting with an effective date of February 1, 1997 and, accordingly, the results of operations of TeamCare, the acquired business, have been included in the Company's consolidated financial statements since February 1, 1997.

  Immediately following the completion of the GranCare Merger, Manor Care's beneficial ownership of the Company was reduced to approximately 45% of the outstanding Common Stock of the Company. Pursuant to the terms and conditions set forth in its Offer to Purchase dated April 24, 1997, Manor Care purchased 1,500,000 shares of Common Stock of the Company from other stockholders of the Company at a price of $20.00 per share on May 21, 1997. As a result, as of the Record Date, Manor Care owned beneficially 13,000,000 shares of Common Stock of the Company, comprising 50.5% of the Company's Common Stock.

                                 PROPOSAL ONE

                   THE NOMINATION AND ELECTION OF DIRECTORS

  The Company's By-laws permit the Board of Directors to determine from time to time the aggregate number of directors constituting the entire Board, which may not be less than three nor more than eight. Accordingly, at the Annual Meeting of Stockholders, six directors will be elected to serve until the next Annual Meeting of Stockholders of the Company and/or until their successors are duly elected and qualified.

  If any nominee is unable to serve for any reason, the proxy will be voted for a substitute nominee selected by the Board of Directors.

  The following table sets forth information with respect to each nominee for election as a director of the Company.

                          SERVED AS
                          DIRECTOR      POSITIONS WITH THE COMPANY; BUSINESS
      NAME            AGE   SINCE         EXPERIENCE; OTHER DIRECTORSHIPS
      ----            --- --------- -------------------------------------------
 Essel W. Bailey, Jr. 53    1997    Chief Executive Officer and Director of
                                    Omega Healthcare Investors, Inc. since
                                    1992; Managing Director of Principal
                                    Healthcare Finance, Limited since 1995;
                                    Director of Evergreen Healthcare from 1988
                                    through 1995; Managing Director of Omega
                                    Capital, Ltd. from 1986 to 1992.
 Stewart Bainum, Jr.  51    1991    Chairman of the Board of Directors since
                                    February 1997; Vice Chairman of the Board
                                    of the Company from December 1994 to
                                    February 1997; Chief Executive Officer from
                                    March 1989 to December 1994; President from
                                    March 1987 to September 1991; also Chairman
                                    of the Board and Chief Executive Officer of
                                    Manor Care since March 1987; President of
                                    Manor Care since June 1989; Director of
                                    ManorCare Health Services, Inc. since 1976.
 Joseph R. Buckley    50    1996    Executive Vice President, Manor Care since
                                    March 1996; President, Assisting Living
                                    Division of ManorCare Health Services, Inc.
                                    from June 1995 to March 1996; Senior Vice
                                    President, Manor Care from June 1990 to
                                    March 1996; Director of In Home Health,
                                    Inc. since October 1995.
 Anil K. Gupta        47      *     Professor of Strategy, Organization and
                                    International Business, University of
                                    Maryland, College of Business and
                                    Management, since 1986.
 James A. MacCutcheon 45    1994    Treasurer from 1992 to December 1996;
                                    Executive Vice President, Chief Financial
                                    Officer and Treasurer of Choice Hotels
                                    International, Inc. since October 1996;
                                    Senior Vice President--Finance, Chief
                                    Financial Officer and Treasurer of Manor
                                    Care from October 1987 to October 1996.
 James H. Rempe       67    1994    Secretary from 1991 through January 1997;
                                    Senior Vice President, General Counsel and
                                    Secretary of Manor Care since December
                                    1980; Director of In Home Health, Inc.
                                    since October 1995.

--------
* Served as a director from 1992 to February 1997.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE DIRECTOR NOMINEES LISTED ABOVE. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF EACH OF THE LISTED NOMINEES UNLESS A CONTRARY INDICATION IS MADE.

              STRUCTURE AND FUNCTIONING OF THE BOARD OF DIRECTORS

  The Board of Directors held six meetings during the fiscal year ended May 31, 1997. During such fiscal year, all of the then-current directors attended 75% or more of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings of all committees on which such director served. The standing committees of the Board include the Audit Committee, the Compensation Committee, the Nominating Committee and the Finance Committee, the current members of which are as follows:



     COMPENSATION
       COMMITTEE       NOMINATING COMMITTEE    AUDIT COMMITTEE     FINANCE COMMITTEE
     ------------      -------------------- --------------------- --------------------
  James H. Rempe       James H. Rempe*      James A. MacCutcheon* Joseph R. Buckley*
  Stewart Bainum, Jr.  Essel W. Bailey, Jr. Robert L. Parker      Gary U. Rolle
  Robert L. Parker                                                James A. MacCutcheon

--------
*Chairman

  The Compensation Committee, which held three meetings during the 1997 fiscal year, administers the Company's benefit plans and grants stock options and appreciation rights thereunder.

  The Audit Committee, which held two meetings during the 1997 fiscal year, reviews the scope and results of the annual audit, reviews and approves the services and related fees of the Company's independent public accountants, and reviews the Company's internal accounting controls.

  The Nominating Committee, which did not hold any meetings during the 1997 fiscal year, recommends to the Board of Directors the members to serve on the Board of Directors during the ensuing year. The Committee does not consider nominees recommended by stockholders.

  The Finance Committee, which did not hold any meetings during the 1997 fiscal year, among other things, (i) reviews the capital needs of the Company and the various financing alternatives available to the Company and makes recommendations to the Board of Directors of the Company as to which financing options the Company should pursue; (ii) consults with and advises management regarding significant expenditure requests or other major financial transactions; and (iii) reviews the terms of all securities to be issued by the Company.

  The remuneration of all non-employee directors is currently $10,000 per annum, payable quarterly, $1,500 per Board meeting attended and $1,500 per committee meeting attended. Directors are reimbursed for travel expenses and other out-of-pocket costs incurred in attending meetings. Effective February 26, 1997, each non-employee director of the Company received, subject to shareholder approval of the Directors Plan and the 1996 Plan Proposal, an initial grant of 450 shares of restricted Common Stock under the Directors Plan and an option to purchase 5,000 shares of the Company's Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant in accordance with the terms of the 1996 Plan. Effective August 1, 1997, a newly elected non-employee director received an initial grant of 450 shares of restricted stock and an option to purchase 5,000 shares of Common Stock as described above. Upon subsequent re-election as a non-employee director at an annual meeting of the Company's stockholders (including re-election at the 1997 Annual Meeting of Stockholders), each non-employee director shall, in addition to any retainer and attendance fees, be granted an additional 450 shares of Restricted Stock on the date of such annual meeting and an option to purchase 2,000 shares of the Company's Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant in accordance with the terms of the 1996 Plan. Directors who are newly elected at or after the 1997 Annual Meeting of Stockholders will receive initial grants of 450 shares of restricted stock and an option to purchase 5,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant in accordance with the terms of the 1996 Plan, subject to Board approval and effective immediately upon such approval, and will receive additional shares of restricted stock and options upon their re-election as described above. All options granted under the 1996 Plan vest on the first through fifth anniversaries of the date of the option grant and all restricted Common Stock granted under the Directors Plan vests on the first to occur of the second anniversary of the date of grant or the recipient's death, disability, attainment of age 65 or failure to be re-elected to the Board at subsequent annual meetings of the Company's stockholders.

                      COMPENSATION OF EXECUTIVE OFFICERS

  The following table sets forth certain information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended May 31, 1997, 1996 and 1995, of the two persons serving as the Company's Chief Executive Officer in fiscal 1997 and the only other executive officers of the Company who received a combined payment of salary and bonus in excess of $100,000 for services rendered to the Company during the fiscal year ended May 31, 1997 (collectively, the "Named Officers").

                          SUMMARY COMPENSATION TABLE

                                                         LONG-TERM
                                ANNUAL COMPENSATION     COMPENSATION
                              -----------------------   ------------
                                                           AWARDS
                                                        ------------
                                                         SECURITIES
   NAME AND PRINCIPAL                                    UNDERLYING     ALL OTHER
        POSITION         YEAR  SALARY   BONUS   OTHER     OPTIONS    COMPENSATION(1)
   ------------------    ---- -------- -------- -----   ------------ ---------------
Gene E. Burleson........ 1997 $148,566 $      0     (3)         0        $     0
 Chief Executive Officer 1996      --       --   --           --             --
 February 1997 to        1995      --       --   --           --             --
 August 1997(2)

Donald C. Tomasso....... 1997      $ 0 $      0     (3)         0        $     0
 Chief Executive Officer 1996        0        0     (3)         0              0
 December 1994 to        1995        0        0     (3)         0              0
 February 1997(4)

Donna L. DeNardo........ 1997 $233,250 $186,600     (3)    18,300        $12,327
 President and Chief     1996  186,101   82,815     (3)    20,000         10,924
 Operating Officer       1995  169,762   83,523     (3)    30,000          9,000

Robert W. Horner, III... 1997 $ 77,115 $ 46,269     (3)     6,000        $53,342(6)
 Senior Vice President,  1996      --       --   --           --             --
  General Counsel and    1995      --       --   --           --             --
  Secretary(5)

Scott T. Macomber....... 1997 $147,671 $103,370     (3)     8,700        $ 8,044
 Senior Vice President,  1996  127,067   46,634     (3)    10,000          7,409
  Chief Financial        1995  118,885   47,435     (3)    15,000          7,197
  Officer and
  Treasurer(7)

Stephen A. Thompson..... 1997 $118,135 $ 70,881     (3)     5,900        $ 4,402
 Senior Vice President,  1996  105,447 $ 36,906     (3)    10,500          4,024
  Human Resources and    1995      --       --   --           --             --
  Administration(8)

--------
(1) Includes amounts contributed by the Company for fiscal 1997, 1996, and 1995, for the Named Officers under the 401(k) Plan and the Non-Qualified Savings Plan, which provide retirement and other benefits to eligible employees, including the above Named Officers. During fiscal 1997, the Company contributed $0 for Mr. Burleson, $0 for Mr. Tomasso, $4,109 for Ms. DeNardo, $0 for Mr. Horner, $2,697 for Mr. Macomber and $2,201 for Mr. Thompson under the 401(k) Plan; and, $0 for Mr. Burleson, $0 for Mr. Tomasso, $8,218 for Ms. DeNardo, $0 for Mr. Horner, $5,347 for Mr. Macomber and $2,201 for Mr. Thompson under the Non-Qualified Savings Plan.
(2) Mr. Burleson was appointed Chief Executive Officer of the Company on February 12, 1997 and resigned August 1, 1997.
(3) The value of perquisites and other compensation does not exceed the lesser of $50,000 or 10% of the amount of annual salary and bonus paid to each of the Named Officers.
(4) Due to Mr. Tomasso's status as an employee of Manor Care, the Company's parent, Mr. Tomasso received no compensation from the Company during his tenure as Chief Executive Officer.
(5) Mr. Horner was hired as General Counsel in November 1996, elected Secretary on January 17, 1997 and promoted to Senior Vice President on April 9, 1997.

(6) Pertains to expenses incurred by the Company in connection with two relocations by Mr. Horner during fiscal 1997.
(7) Mr. Macomber was promoted to Senior Vice President on April 9, 1997.
(8) Mr. Thompson was promoted to Senior Vice President Human Resources and Administration on July 14, 1997.

  The Company's Board of Directors and stockholders adopted the 1996 Plan in October 1996. Under the 1996 Plan 493,900 shares of Common Stock have been reserved for issuance in connection with awards to be made thereunder.

  The Company's Board of Directors and stockholders adopted the Company's Key Executive Stock Option and Appreciation Rights Plan (the "Stock Option Plan") in September 1991. Under the Stock Option Plan, 1,000,000 shares of Common Stock have been reserved for issuance upon exercise of options granted thereunder and 506,100 shares have been granted to date. No additional shares have been granted pursuant to the Stock Option Plan.

  The following tables set forth certain information at May 31, 1997, and for the fiscal year then ended, concerning stock options granted to the Named Officers. Two of the Named Officers exercised stock options pertaining to the Common Stock of the Company during fiscal 1997. All Common Stock figures and exercise prices have been adjusted to reflect stock dividends and stock splits effective in prior fiscal years.

                      STOCK OPTION GRANTS IN FISCAL 1997

                                                                       POTENTIAL REALIZABLE
                                                                         VALUE AT ASSUMED
                                                                       ANNUAL RATE OF STOCK
                                                                        PRICE APPRECIATION
                                     INDIVIDUAL GRANTS                  FOR OPTION TERM (1)
                       ----------------------------------------------- ---------------------
                       NUMBER OF   PERCENTAGE OF
                       SECURITIES  TOTAL OPTIONS
                       UNDERLYING  GRANTED TO ALL EXERCISE
                        OPTIONS      EMPLOYEES      PRICE   EXPIRATION
       NAME             GRANTED    IN FISCAL 1997 PER SHARE    DATE      5%(2)      10%(3)
       ----            ----------  -------------- --------- ---------- ---------- ----------
Gene E. Burleson              0(4)       --           --          --          --         --
Donald C. Tomasso             0(4)       --           --          --          --         --
Donna L. DeNardo         18,300(4)     33.33%      $23.75    07/10/06    $273,402   $692,655
Robert W. Horner, III     6,000(4)     10.91%      $23.37    12/20/06  $   88,200   $223,500
Scott T. Macomber         8,700(4)     15.82%      $23.75    07/10/06    $129,978   $329,295
Stephen A. Thompson       5,900(4)     10.73%      $23.75    07/10/06  $   88,146   $223,315

--------
(1) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast future possible appreciation, if any, of the price of the Company's Common Stock. Since options are granted at market price, a zero percent gain in the stock price will result in no realizable value to the option holders.
(2) A 5% per year appreciation in the stock price from $23.75 per share yields $38.69 on the expiration date. A 5% per year appreciation in the stock price from $23.37 per share yields $38.07 on the expiration date.
(3) A 10% per year appreciation in the stock price from $23.75 per share yields $61.60 on the expiration date. A 10% per year appreciation in the stock price from $23.37 per share yields $60.62 on the expiration date.
(4) The options granted vest at a rate of 20% per year commencing on the first through the fifth anniversaries of the date of the stock option grant.

                          AGGREGATED OPTION EXERCISES
               IN FISCAL 1997 AND FISCAL YEAR-END OPTION VALUES

                           SHARES               NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                          ACQUIRED    VALUE    UNDERLYING UNEXERCISED    IN-THE-MONEY OPTIONS AT
                         ON EXERCISE REALIZED  OPTIONS AT MAY 31, 1997       MAY 31, 1997(1)
                         ----------- -------- ------------------------- -------------------------
  NAME                        #         $     EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
  ----                   ----------- -------- ----------- ------------- ----------- -------------
Gene E. Burleson........      --          --    140,895            0     $314,781     $      0
Donald C. Tomasso.......      --          --          0            0     $      0     $      0
Donna L. DeNardo........   20,000    $115,000    42,170      111,130     $194,923     $425,452
Robert W. Horner, III...      --          --          0        6,000     $      0     $      0
Scott T. Macomber.......   15,000    $ 58,200    20,250       58,450     $ 78,847     $221,803
Stephen A. Thompson.....      --          --      2,100       19,300     $  9,563     $ 41,550

--------
(1) The closing price of the Company's Common Stock, as reported by the New York Stock Exchange on May 30, 1997 was $19.125 per share. The value is calculated on the basis of the difference between the option per share exercise price and $19.125 per share, multiplied by the number of shares of Common Stock underlying the option.

EMPLOYMENT AGREEMENTS

  Mr. Burleson resigned his position as Chief Executive Officer of the Company as of August 1, 1997. Under the agreement formerly existing between Gene E. Burleson and the Company, his annual salary was $450,000. In connection with Mr. Burleson's resignation, Mr. Burleson and the Company have entered into a Separation Agreement and Mutual General Release dated July 24, 1997 (the "Separation Agreement"). The Separation Agreement provides for payment of $2,340,000, as well as certain attorneys' fees and insurance premiums in exchange for a complete release of any and all claims against the Company, a prohibition against solicitation of Company employees by Mr. Burleson and a commitment by Mr. Burleson to maintain the confidentiality of Company information, among other commitments.

  Under the terms of an agreement between Donna L. DeNardo and the Company, her annual salary is presently $275,000. The agreement currently extends through December 1, 1999. Ms. DeNardo is entitled to an annual bonus of up to 103% of her base compensation based on the performance of the Company.

  Under the terms of an agreement between Robert W. Horner, III and the Company, his annual salary is presently $165,000. Under the terms of the Agreement, Mr. Horner's base salary will increase to $175,000 effective upon his pending relocation from Atlanta, Georgia to Naperville, Illinois. The Agreement currently extends through January 23, 2000. Mr. Horner is entitled to an annual bonus of up to 84.5% of his base compensation based on the performance of the Company.

  Under the terms of an agreement between Scott T. Macomber and the Company, his annual salary is presently $175,000. The Agreement currently extends through January 23, 2000. Mr. Macomber is entitled to an annual bonus of up to 84.5% of his base compensation based on the performance of the Company.

  Under the terms of an agreement between Stephen A. Thompson and the Company, his annual salary is presently $135,000. The Agreement currently extends through January 23, 2000. Mr. Thompson is entitled to an annual bonus of up to 84.5% of his base compensation based on the performance of the Company.

RETIREMENT PLANS

  Effective January 1, 1992, the Company adopted the Manor Care, Inc. Retirement Savings and Investment Plan (the "401(k) Plan"), a defined contribution retirement, saving and investment plan maintained by Manor Care for its employees and the employees of its participating affiliated companies. The 401(k) Plan is qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and includes a cash or deferred arrangement under Section 401(k) of the Code. All employees age 21 or over with at least one year of service, and who have worked at least 1,000 hours during the year, are eligible to participate. Subject to certain non-discrimination requirements, each employee may contribute an amount to the 401(k) Plan on a pre-tax basis up to 15% of the employee's salary, but not more than the current federal limit of $9,500. The Company will match contributions made by its employees subject to certain limitations described in greater detail below. The amount of the match will be equal to a percentage of the amount of salary reduction contribution made on behalf of a participant during the plan year based upon a formula that involves the profits of Manor Care for the year and the number of years of service of the participant. In no event will the Company make a matching contribution which exceeds 6% of a participant's salary. Amounts contributed by the Company pursuant to the 401(k) Plan for the fiscal years ended May 31, 1997, 1996, and 1995 for the Named Officers are included in the Summary Compensation Table under the column headed "All Other Compensation."

  Effective January 1, 1992, the Company adopted the Manor Care, Inc. Non-Qualified Retirement Savings and Investment Plan (the "Non-Qualified Savings Plan") maintained by Manor Care for its employees and the employees of its participating affiliated companies. Certain select highly compensated members of the management of the Company are eligible to participate in the Non-Qualified Savings Plan. The Non-Qualified Savings Plan mirrors the provisions of the 401(k) Plan, to the extent feasible, and is intended to provide the participants with a pre-tax savings vehicle to the extent that pre-tax savings are not permissible under the 401(k) Plan as a result of various governmental regulations, such as non-discrimination testing. With the exception of Messrs. Burleson and Horner, all of the Named Officers have elected to participate in the Non-Qualified Savings Plan. Amounts contributed by the Company pursuant to the Non-Qualified Savings Plan for the fiscal years ended May 31, 1997, 1996, and 1995, for the Named Officers are included in the Summary Compensation Table under the column headed "All Other Compensation."

  The Company match under the 401(k) Plan and the Non-Qualified Savings Plan is limited to a maximum aggregate of 6% of the annual salary of a participant. Likewise, participant contributions under the two plans may not exceed the aggregate of 15% of the annual salary of a participant.

  Effective February 15, 1997, the Company adopted the Vitalink Pharmacy Services, Inc. 401(k) Profit Sharing Plan (the "New 401(k) Plan"), a defined contribution retirement, saving and investment plan maintained by Vitalink Pharmacy Services, Inc. for its new employees joining the Company following the GranCare Merger. The Company adopted a resolution effective October 1, 1997 to amend and restate the New 401(k) Plan to be renamed the Vitalink Pharmacy Services, Inc. Retirement Savings and Investment Plan (the "Restated 401(k) Plan"). The Restated 401(k) Plan is qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and includes a cash or deferred arrangement under Section 401(k) of the Code. All pre-merger employees currently on the 401(k) Plan will transfer to the Restated 401(k) Plan. Employees (pre and post merger) age 21 or over with at least six months of service, are eligible to participate. Subject to certain non-discrimination requirements, each employee may contribute an amount to the Restated 401(k) Plan on a pre-tax basis of up to 15% of the employee's salary, but not more than the current federal limit of $9,500. The Company will match contributions made by its employees subject to certain limitations described in greater detail below. The amount of the match will be equal to a percentage of the amount of salary reduction contribution made on behalf of a participant during the plan year for the year and the number of years of service of the participant. In no event will the Company make a matching contribution which exceeds 6% of a participant's salary. Amounts contributed by the Company pursuant to the 401(k) Plan for the fiscal year years ended May 31, 1997, 1996, and 1995 for the Named Officers are included in the Summary Compensation Table under the column headed "All Other Compensation." The Company has not made any contributions to the New 401(k) Plan to date.

  Effective October 1, 1997, the Company adopted the Vitalink Pharmacy Services, Inc. Non-Qualified Retirement Savings and Investment Plan (the "New Non-Qualified Savings Plan") maintained by the Company for its employees. Certain select highly compensated members of the management of the Company are eligible to participate in the New Non-Qualified Savings Plan. The New Non-Qualified Savings Plan mirrors the provisions of the Restated 401(k) Plan, to the extent feasible, and is intended to provide the participants with a pre-tax savings vehicle to the extent that pre-tax savings are not permissible under the Restated 401(k) Plan as a result of various governmental regulations, such as non-discrimination testing.

  The Company match under the Restated 401(k) Plan and the Non-Qualified Savings Plan is limited to a maximum aggregate of 6% of the annual salary of a participant. Likewise, participant contributions under the two plans may not exceed the aggregate of 15% of the annual salary of a participant.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The compensation philosophy of the Company is to be competitive with the leading service companies and selected direct competitors in the marketplace, to attract, retain and motivate a highly qualified workforce, and to provide competitive career opportunities. The Company uses various compensation surveys, primarily conducted and evaluated by independent consultants, to provide data to support the development of competitive compensation plans which reinforce this philosophy. Summary data on service companies of similar size participating in each survey are utilized as the basis for the evaluations. This philosophy is applied by the Compensation Committee of the Board of Directors (the "Committee") in determining compensation for the Chief Executive Officer ("CEO"), the Chief Operating Officer ("COO") and executive officers. In evaluating the CEO's and the COO's performance, the Committee, in addition to financial performance, considers factors important to the Company such as ethical business conduct, progress against the Company's strategic plan objectives, management succession planning, customer service satisfaction and the general overall perception of the Company by financial leaders and customers. Donna L. DeNardo is COO of the Company. The Company is in the process of selecting a CEO. Ms. DeNardo's base salary paid in fiscal 1997 is shown under the heading "Salary" in the Summary Compensation Table above.

  The Committee is responsible for setting and administering the policies which govern executive compensation and the stock-based programs of the Company. The members of the Committee are Messrs. Bainum, Parker and Rempe.

  Compensation of the Company's officers is reviewed annually by the Committee. Changes proposed for these employees are evaluated and approved by the Committee on an individual basis.

  There are three components in the Company's executive compensation program:

    1. Base salary

    2. Cash bonus

    3. Long-term incentive compensation (stock options and stock appreciation rights)

  The Committee continues to believe that compensation for the CEO and COO and other executive officers should be weighted in favor of more "pay at risk" or "variable pay."

BASE SALARY

  Base salary is the only component that is not variable. Scope and complexity of the position as well as external market factors are used to determine base salary levels. Salary changes are based on guidelines established for all employees using individual performance to determine the change.

CASH BONUS

  A cash bonus based on meeting certain earnings per share targets is used to focus management attention on this area.

LONG-TERM INCENTIVE COMPENSATION (STOCK OPTIONS AND STOCK APPRECIATION RIGHTS)

  Long-term compensation comprised of stock options and tandem stock appreciation rights ("SARs") have been established to focus attention on the Company's and stockholders' long-term goals and to increase ownership and retention of the Company's stock by its officers.

  The Committee has granted stock options and SARs with a vesting schedule of up to eight years in order to retain management and focus option holders on the long-term goals of the Company and to cause the interests of such holders to be more closely aligned with the interests of stockholders. Under the 1996 Plan, the Committee has the discretion to grant restricted shares, incentive stock options, non-qualified stock options, stock appreciation rights or performance shares as it may determine to be desirable in order to recruit and retain management, to focus the optionees on the long-term goals of the Company and to more closely align their interests with the interests of the stockholders.

  The Committee believes the Company has an overall compensation plan which fulfills the Company's current compensation philosophy and, in addition, promotes increased stockholder value through performance-based compensation.

IMPACT OF INTERNAL REVENUE CODE SECTION 162(M)

  The Omnibus Budget Reconciliation Act of 1993 disallows, effective January 1, 1994, a federal income tax deduction for compensation, other than certain performance-based compensation, in excess of $1 million annually paid by the Company to any currently-serving Named Officer identified in the Summary Compensation Table. The Company intends to take steps to qualify equity-based awards to any Named Officer as performance-based compensation and thus be exempt from consideration for purposes of calculating the $1 million limit. No individual named in the Summary Compensation Table is likely to receive compensation in fiscal 1998 which would exceed such amount. The Committee intends to monitor the Company's compensation programs with respect to such laws.

                            COMPENSATION COMMITTEE

                              Stewart Bainum, Jr.
                               Robert L. Parker
                                James H. Rempe

                                 PROPOSAL TWO

             PROPOSED ADOPTION OF VITALINK PHARMACY SERVICES, INC.
              AMENDED AND RESTATED 1996 LONG-TERM INCENTIVE PLAN

INTRODUCTION

  The 1996 Plan currently permits key employees (excluding directors) to purchase up to 493,900 shares of Common Stock of the Company. The 1996 Plan has been an effective means of attracting and retaining highly talented employees. The continued growth and development and financial success of the Company and its subsidiaries are dependent upon ensuring the best possible management. The Board of Directors believes the 1996 Plan is an important aid to the Company in attracting and retaining individuals of outstanding abilities and in rewarding them for the continued profitable performance of the Company and its subsidiaries.

  In order to allow continued participation by the employees in the 1996 Plan, the Board of Directors of the Company has determined that it is advisable to increase the number of shares authorized for issuance under such plan by 1,000,000 (bringing the total number of shares authorized for issuance under the 1996 Plan to 1,493,900). The Board of Directors has also determined that it would be in the best interest of the Company to more closely align the interests of the non-employee directors of the Company with the interests of stockholders by increasing the amount of equity-based compensation awarded to such directors. As a result, the Board of Directors determined that it was desirable to expand the class of persons eligible to participate in the 1996 Plan to include non-employee directors.

  The Board of Directors has approved an amendment to the Company's 1996 Plan to (i) expand the class of persons eligible to participate in the 1996 Plan to include non-employee directors and (ii) increase the number of shares authorized for issuance under the plan by 1,000,000 (bringing the total number of shares authorized for issuance under the 1996 Plan to 1,493,900), subject to approval by the Company's stockholders. The material features of the 1996 Plan are outlined below. The following description of the 1996 Plan is qualified in its entirety by reference to the First Amended and Restated Vitalink Pharmacy Services, Inc. 1996 Long-Term Incentive Plan (the "Amended 1996 Plan"), a copy of which is attached as Appendix A to this Proxy Statement.

GENERAL

  On July 10, 1996, the Board adopted, and the stockholders at their subsequent Annual Meeting approved, the 1996 Plan for key employees (including officers but excluding non-employee directors) of the Company and its subsidiaries. The 1996 Plan presently authorizes the awarding of a maximum of 493,900 shares (subject to adjustment for stock splits and similar capital changes) of Common Stock to eligible employees as described in greater detail below. If the 1996 Plan Proposal is approved by the stockholders at the Annual Meeting, there will be (i) an increase in shares available for issuance pursuant to the 1996 Plan by 1,000,000 shares (bringing the total number of shares authorized for issuance under the 1996 Plan to 1,493,900); and (ii) an expansion of the class of persons eligible to participate in the 1996 Plan to include non-employee directors.

  The types of awards that may be granted under the Amended 1996 Plan are restricted shares, incentive stock options, non-qualified stock options, stock appreciation rights and performance shares. The Amended 1996 Plan provides that over the next ten years restricted shares, incentive stock options, non-qualified stock options, stock appreciation rights, and/or performance shares involving up to 1,493,900 shares (subject to adjustment for stock splits, and similar capital changes) of Common Stock may be granted. Common Stock issued under the Amended 1996 Plan may be authorized and unissued stock, treasury stock or stock purchased on the open market (including private transactions). To the extent that an award lapses or the rights of a participant to whom it was granted terminate, any shares of Common Stock subject to the award will again be available for awards under the Amended 1996 Plan. The amount of compensation that will accrue to the participants pursuant to the Amended 1996 Plan is not currently determinable.

  The 1996 Plan was drafted to obtain the benefits of the exemption from
Section 16(b) of the Exchange Act provided by Rule 16b-3. Section 16(b) of the Exchange Act provides, among other things, that an officer who purchases and sells the stock of the corporation which employs him or her within a six month period is liable to the corporation for the difference between the purchase price and sale price. Rule 16b-3 promulgated under the Exchange Act provides that the acquisition of stock by an officer of the corporation under an incentive plan, pursuant to certain requirements, does not constitute a "transaction" subject to Section 16(b) of the Exchange Act.

ADMINISTRATION

  The Amended 1996 Plan is to be administered by the Committee, which will establish the conditions of each grant made under the Amended 1996 Plan and determine which key employees and non-employee directors will receive awards as well as the type and amount of each award.

ELIGIBILITY

  Currently, key employees of the Company and its subsidiaries who, in the opinion of the Committee, are mainly responsible for the continued growth and development and financial success of the business of the Company or one of its subsidiaries are eligible to be granted awards under the 1996 Plan. Under the current version of the 1996 Plan, directors who are not employees of the Company are not eligible to participate in such plan. Subject to the provisions of the Amended 1996 Plan, the Committee shall from time to time select from such eligible key employees and non-employee directors those to whom awards shall be granted and determine the number of shares to be granted. Because awards made to key employees are determined by these subjective criteria, it is not possible at this time to determine either the number of employees eligible to participate in the Amended 1996 Plan or the number, nature or terms of awards which will be made. Directors of the Company will receive awards under the Amended 1996 Plan as described under "Structure and Functioning of the Board of Directors" above.

RESTRICTED SHARES

  Restricted share awards are shares of Common Stock bearing restrictive legends prohibiting their sale, transfer, pledge or hypothecation until the expiration of a restriction period of not more than ten years set at the time of grant. In addition to or in lieu of a restriction period, the Committee may establish a performance goal which must be achieved as a condition to retention of the award. The recipient of an award is entitled to receive dividends and vote the restricted shares, unless forfeited.

STOCK OPTIONS

  Options granted under the Amended 1996 Plan may be either Incentive Stock Options, as defined in the Code, or options which do not so qualify ("Non-Qualified Options"). At the time an option is granted, the Committee determines the number of shares of Common Stock subject to each stock option, the manner and time of exercise, and the vesting schedule. No options granted under the Amended 1996 Plan may be exercised more than 10 years after the date of grant; however, Incentive Stock Options granted to a Ten Percent Shareholder (as defined) may not be exercised more than five years after the date of grant. The option price per share for stock options will be set at the time of the grant, but will be equal to or greater than the fair market value of a share of Common Stock on the date of grant, except that with respect to an Incentive Stock Option granted to a Ten Percent Shareholder (as defined) shall be at least 110% of the fair market value on the date of grant. The option exercise price may be paid with cash and/or shares of Common Stock. Options will be evidenced by stock option agreements in a form approved by the Committee and are not transferable except by will or descent. Under the Amended 1996 Plan, no Covered Employee (as defined in Section 162(m)(3) of the
Code) may be granted more than 100,000 stock options during any calendar year. With respect to Incentive Stock Options granted to any employee, the aggregate fair market value determined on the date of grant with respect to which any Incentive Stock Option is first exercisable shall not exceed $100,000.

  The granting of an option does not entitle the participant to any dividends, voting or other rights of a stockholder, unless and until the participant receives stock upon exercise of the option. The Committee may limit an option by restricting its exercise in whole or in part for specified periods.

  Incentive Stock Options are not transferable except by will or the laws of descent and distribution. With respect to Non-Qualified Options, the Committee may impose such restrictions on transferability as it may determine.

  During 1997, the Board granted the non-employee directors of the Company options to purchase a total of 40,000 shares of Common Stock subject to stockholder approval of the 1996 Plan Proposal and will grant options to purchase an additional 15,000 shares of Common Stock to the non-employee directors elected at the 1997 Annual Meeting of Stockholders. The exercise price of all options will be equal to the fair market value of the Common Stock on the date of grant.

STOCK APPRECIATION RIGHTS

  SARs are the right to receive payment for the appreciation in value of one share of Common Stock over a specified price. An SAR may be granted either in tandem with a stock option award or independently. If the SAR is granted in tandem with a stock option award, the payment is measured by the excess of the fair market value of the Common Stock at the time of exercise over the option price (which can not be less than the fair market value of the underlying security at the time of grant). If an SAR is granted independent of a stock option, the Committee will specify whether the award is a "regular" SAR or whether the award is a "book value" SAR. If the award is a "regular" SAR, the payment is measured by the excess of the fair market value of the stock at the time of exercise over the fair market value at the time of grant. If the award is a "book value" SAR, the payment is measured by the excess of the book value of the Common Stock at the time of exercise over the book value of the Common Stock at the time of grant.

  Stock appreciation payments, at the election of the Company, may be made in cash or Common Stock or a combination of both. The Committee must approve any election to receive cash.

  An SAR issued in tandem with an option cannot be exercised less than six months after the grant; an SAR issued independently is subject to the terms and conditions established on grant. SARs are deemed to be exercised on the last day of the applicable exercise period, if not previously exercised, which may not extend more than ten years beyond the date of grant. The Committee may impose such restrictions on transferability of SARs as it may determine.

  The granting of an SAR does not entitle the participant to any dividend, voting or other rights of a stockholder, unless and until the participant receives stock upon the exercise of an SAR. SARs which are not exercisable immediately upon being granted may be made immediately exercisable upon the occurrence of retirement or disability, as determined by the Committee in its sole discretion. Under the Amended 1996 Plan, no Covered Employee (as defined in Section 162(m)(3) of the Code) may be granted more than 100,000 SARs during any calendar year.

PERFORMANCE SHARES

  A performance share award involves the grant of a right to receive a specified number of shares of the Common Stock upon satisfaction of certain performance-related objectives specified in the granting instrument. The performance related objectives may relate to the individual, the Company, a department or a division of the Company and/or a group or class of participants. The measuring period used to establish the performance criteria will be specified by the Committee at the time of grant and may be subsequently waived or reduced, or the performance criteria may be adjusted, upon the occurrence of events determined by the Committee in its sole discretion to justify such waiver, reduction or adjustment. Under the Amended 1996 Plan, no Covered Employee (as defined in Section 162(m)(3) of the Code) may be granted more than 100,000 Performance Shares during any calendar year.

RETIREMENT OR DISABILITY

  The Committee may, in its discretion, waive the forfeiture, termination or lapse of an award in the event of retirement or disability of the participant.

INCOME TAX CONSEQUENCES

  The federal income tax consequences of an award under the Amended 1996 Plan depend on the type of award, as discussed below. The grant of a restricted share award or a performance share award does not immediately produce taxable income to a recipient or a tax deduction to the Company. However, at the time the restrictions expire or the performance objectives have been achieved, as the case may be, a recipient will recognize taxable ordinary income in an amount equal to the fair market value of the stock on the date the restrictions expire or the performance criteria are achieved and the Company will be entitled to a corresponding income tax deduction. In the case of a restricted share award, during the restriction period, a recipient will be taxed on the dividends received from the restricted shares as additional compensation, and the Company will be entitled to a corresponding compensation deduction.

  Generally, a recipient of an incentive stock option will not recognize taxable income at the time of grant or exercise and the Company will not be entitled to an income tax deduction. Provided the minimum holding periods are satisfied, any gain on a disposition of stock acquired through an incentive stock option will be taxable to a recipient as long-term capital gain. If the minimum holding periods are not satisfied, a recipient will recognize ordinary income in the amount of the excess of the fair market value of the stock on the date the option is exercised over the option price, and the Company will be entitled to a corresponding income tax deduction.

  A recipient of a stock appreciation right will not recognize taxable income at the time the right is granted, and the Company will not be entitled to a tax deduction. However, ordinary taxable income will be recognized by a recipient and a corresponding deduction will be taken by the Company, at the time of exercise, in an amount equal to the cash and the fair market value of the stock received.

AMENDMENT AND TERMINATION

  The Board of Directors may at any time and from time to time alter, amend, suspend or terminate the Amended 1996 Plan in whole or in part, except (i) any such action affecting options granted or to be granted under the Amended 1996 Plan which are intended to qualify as Incentive Stock Options shall be subject to stockholder approval to the extent such stockholder approval is required pursuant to Section 422 of the Code and (ii) no such action may be taken without the consent of the participant to whom any award has been granted, which adversely affects the rights of such participant concerning such award, except as such termination or amendment of the Amended 1996 Plan is required by statute, or rules and regulations promulgated thereunder.

  The Amended 1996 Plan terminates on February 26, 2007. Awards may be granted under the Amended 1996 Plan at any time and from time to time prior to the termination of the Amended 1996 Plan. Any award outstanding at the time the Amended 1996 Plan is terminated shall remain in effect until said award is exercised or expires.

CHANGE IN CONTROL

  If there is a change in control, as defined in the 1996 Plan, while awards issued pursuant to the 1996 Plan are outstanding, all of the options and SARs shall become immediately vested and exercisable, all Performance Periods, as defined in the 1996 Plan, shall be deemed to have been attained and each outstanding award granted to each participant for all outstanding Performance Periods shall become payable. Pursuant to the 1996 Plan, a change in control occurs when any person acquires 30% or more of the Company's voting securities, or when the Company's stockholders accept a tender offer or approve a merger, consolidation, liquidation, a sale, disposition of substantially all of the Company's assets or stock. In the event a change in control occurs by merger, consolidation or sale or disposition of the Company's stock or assets, the participant shall be paid the value of his or her options in cash by the Company. In the event any part of the award paid is subject to taxes imposed by Section 4999 of the Code, the Company is obligated to pay to the participant in cash an amount equal to any excise tax liability and any other federal, state or local tax liability resulting from such excise tax compensation payment.

VOTE REQUIRED

  Approval of the 1996 Plan Proposal requires approval by the holders of a majority of the shares of Common Stock present in person or by proxy and voting at the Annual Meeting.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE 1996 PLAN PROPOSAL. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A CONTRARY CHOICE.

                                PROPOSAL THREE

             PROPOSED ADOPTION OF VITALINK PHARMACY SERVICES, INC.
              1997 NON-EMPLOYEE DIRECTOR STOCK COMPENSATION PLAN

INTRODUCTION

  The Board of Directors has unanimously adopted a resolution approving and recommending to the Company's stockholders for their approval the Company's 1997 Non-Employee Director Stock Compensation Plan (the "Directors Plan"). The Directors Plan is designed to advance the interests of the Company and strengthen the Company's long-term performance by more closely aligning the interests of the non-employee directors of the Company with those of the Company's stockholders. There are 20,000 shares of Common Stock authorized for issuance pursuant to awards made under the Directors Plan. All non-employee directors are eligible to receive awards of restricted stock under the Directors Plan.

  The Board of Directors has approved the Directors Plan, subject to stockholder approval. The material features of the Directors Plan are outlined below. This summary is qualified in its entirety by reference to the Directors Plan, which is attached hereto as Appendix B.

ADMINISTRATION

  The Board of Directors shall administer the Directors Plan and shall have the final and conclusive power to construe the Directors Plan, to determine all questions arising thereunder, and to adopt and amend rules and regulations for the administration of the Directors Plan.

COMPENSATION IN COMMON STOCK

  Subject to approval by the Board of Directors and effective immediately upon such approval, non-employee directors will receive initial grants of 450 shares of restricted Common Stock. Upon subsequent re-election as a non-employee director at an annual meeting of the Company's stockholders, each non-employee director shall, in addition to any retainer and attendance fees, be granted an additional 450 shares of Restricted Stock on the date of such annual meeting. During 1997, the Board granted the non-employee directors of the Company a total of 3,600 shares of restricted stock subject to stockholder approval of the Directors Plan and will grant an additional 2,700 shares of restricted stock to the non-employee directors elected at the 1997 Annual Meeting of Stockholders.

ELIGIBILITY

  Each non-employee director is eligible to receive awards under the Directors Plan. All awards granted under the Directors Plan must be evidenced by a written agreement.

SHARES ELIGIBLE FOR GRANTS

  The Directors Plan reserves 20,000 shares of Common Stock for issuance pursuant to the terms thereof. The Board of Directors may increase the maximum number of shares authorized for issuance under the Directors Plan from time to time as deemed necessary in their discretion.

AMENDMENT AND TERMINATION

  This Plan may be terminated or amended at any time and from time to time by the Board of Directors as the Board of Directors shall deem advisable; provided, however, that (a) no such amendment shall be effective without approval of the stockholders of the Company, if stockholder approval of the amendment is then required pursuant to Rule 16b-3 under the Exchange Act or any successor provision thereto, or the applicable rules of any securities exchange, and (b) to the extent prohibited by Rule 16b-3 or any successor provision thereto, the Plan may not be amended more than once every six months, other than to comport with changes in the Code or the regulations thereunder, or the Employee Retirement Income Security Act of 1974, as amended, or the regulations thereunder. No modification or amendment of this plan shall, without the written consent of the relevant participant, materially and adversely affect such participant's rights under such plan.

NO ASSIGNMENT

  The shares granted under the Directors Plan, while held by the Company pursuant to a Custodial Account (as such term is defined in the Directors
Plan), shall not be transferred, assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment, or similar process. Any attempt to transfer shares granted under the Directors Plan in violation of such plan's terms shall result in the forfeiture of such shares and their reversion back to the Company.

DEATH, DISABILITY AND BOARD RETIREMENT

  Awards made to any participant in the Directors Plan who ceases to serve on the Board of Directors by reason of death, disability, or retirement, shall become fully vested at such time.

CHANGES IN CAPITAL STRUCTURE

  Upon the occurrence of certain transactions or business combinations (such as, among others, mergers, reorganizations, reclassifications, stock splits or stock dividends) or certain other changes in the capital structure of the Company, the Board of Directors, in its discretion, is entitled to make adjustments as to the number and kind of securities subject to the Directors Plan and as to the number and kind of securities covered by each outstanding award and the price per share thereunder.

VOTE REQUIRED

  Approval of the Directors Plan requires approval by the holders of a majority of the shares of Common Stock present in person or by proxy and voting at the Annual Meeting.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO ADOPT THE VITALINK PHARMACY SERVICES, INC. 1997 NON-EMPLOYEE DIRECTOR STOCK COMPENSATION PLAN. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A CONTRARY CHOICE.

                     PERFORMANCE GRAPH-SHAREHOLDER RETURN

  The following Performance Graph compares the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock against the cumulative total return on the S&P 500 Stock Index and the S&P Health Care Composite Index for the fiscal years ended May 31, 1997, 1996, 1995, 1994 and 1993. The Performance Graph assumes reinvestment of dividends, where applicable.

                COMPARISON OF FIVE YEAR CUMULATIVE RETURN AMONG
    VITALINK PHARMACY SERVICES, INC., S&P 500 AND S&P HEALTH CARE COMPOSITE

                                     LOGO
     [PERFORMANCE GRAPH OF VITALINK PHARMACY SERVICES, INC. APPEARS HERE]

Assumes $100 invested on May 31, 1992, in the Common Stock of Vitalink Pharmacy Services, Inc., the S&P 500 Index and the S&P Health Care Composite. Total return assumes reinvestment of dividends, where applicable.

                         MAY 31, 1992 MAY 31, 1993 MAY 31, 1994 MAY 31, 1995 MAY 31, 1996 MAY 31, 1997
                         ------------ ------------ ------------ ------------ ------------ ------------
Vitalink Pharmacy Serv-
 ices, Inc.                  $100         $ 78         $ 69         $116         $159         $132
S&P 500                      $100         $112         $116         $140         $180         $232
S&P Health Care Compos-
 ite                         $100         $ 87         $ 86         $117         $167         $229

--------
Prior to fiscal year 1995, the Company selected a peer group for comparison purposes which consisted of Omnicare, Inc., Choice Drug Systems, Inc., Medisys, Inc. and Synetic, Inc. Due to the acquisition of Medisys and Synetic by others during fiscal year 1995, the Company has elected to use a published industry index, the S&P Health Care Composite, in place of a peer group.

                             CERTAIN TRANSACTIONS

AGREEMENTS WITH MANOR CARE

  Pursuant to four agreements with Manor Care initially entered into on June 1, 1991, and which were amended on September 19, 1997, the Company may provide pharmaceutical products and services, enteral and parenteral therapy supplies and services, urological and ostomy products, intravenous products and services and pharmacy consulting services to all facilities operated by Manor Care. The Company is not restricted from providing similar services to non-Manor Care facilities. Each master agreement for pharmacy services, infusion therapy services and pharmacy consulting services has an initial term of 11 years and four months with an automatic accrual of one additional year as of each October 1 during the remaining term of such agreement. The automatic accrual may be terminated by either party upon written notice to the other at least 90 days prior to each October 1 during the remaining term of the agreement. The pharmacy services consultant agreement has an initial term of ten years only. Sales of pharmaceutical and infusion therapy products and services to Manor Care's facilities are made at prices based on the level of service provided. Revenues from sales to Manor Care facilities and patients were $76,526,000 in fiscal year 1997. Fees from consulting services to Manor Care and Manor Care facilities were charged in fiscal year 1997 on a per bed basis and amounted to $3,342,000.

  The Company and Manor Care have entered into an Administrative Services Agreement. The agreement is terminable upon 180 days prior notice by either party. Manor Care provides various services to the Company, including among others, cash management, payroll and payables processing, employee benefit plans, insurance, legal, accounting, tax, information systems, and administrative services as required. Substantially all cash received by the Company is immediately deposited in and combined with Manor Care's corporate funds through its cash management system, with the exception of cash received by the TeamCare pharmacies acquired in the GranCare Merger. Under this agreement, Vitalink has agreed to reimburse Manor Care for the direct costs of rendering services to Vitalink. Where such direct costs cannot be separately measured, Vitalink will pay a portion of the total cost based on Manor Care's current practices for allocating those costs among its subsidiaries. For the year ended May 31, 1997, administrative fees of $640,000 were charged to Vitalink. It is anticipated that the Administrative Services Agreement will be terminated during fiscal 1998 as the Company will be assuming direct in-house responsibility for the services provided by Manor Care thereunder.

  Prior to February 12, 1997, Manor Care provided insurance coverage for group health, auto, general liability, property, casualty and workers compensation. Manor Care, through its self-insurance and outside insurance programs, charged the Company based on the relative percentage of insurance costs incurred by Manor Care on the Company's behalf. Total insurance costs allocated were $2,051,000 in fiscal 1997. Management believes that the foregoing charge is a reasonable allocation of the costs incurred by Manor Care on the Company's behalf. After the GranCare Merger, all insurance coverage with the exception of certain group health coverage was independently obtained by Vitalink.

  Prior to the GranCare Merger, the Company and Manor Care were parties to an Intercompany Debt and Credit Agreement whereby Manor Care provided the Company with a Line of Credit of $10,000,000 (the "Line of Credit"), as well as cash management services. The Intercompany Debt and Credit Agreement was amended on February 12, 1997 and the Line of Credit was terminated. Pursuant to the agreement, the Company is required to loan to Manor Care its excess cash, with the exception of the cash received by the pharmacies operated by the Company's TeamCare subsidiary. Manor Care credited the Company with interest income of $922,000 in fiscal 1997 relating to the average balance "Due from Affiliate." Interest earned was based on an average three month Treasury bill rate of 5.08% plus 100 basis points in fiscal year 1997. At May 31, 1997, the balance "Due from Affiliate" was $1,053,000. The Company anticipates terminating the Intercompany Debt and Credit Agreement during fiscal 1998.

  In prior years, a tax agreement existed whereby the Company joined with Manor Care in the filing of a consolidated federal income tax return and had reached agreement with Manor Care with respect to: (i) the conduct of tax audits and the handling of tax controversies; (ii) the allocation of responsibility for the filing of tax returns; and (iii) various other matters. The consolidated provision of Manor Care, which was computed in accordance with the provisions of SFAS No. 109, was allocated among its subsidiaries on a separate company basis. Up to January 31, 1997, the Company accrued taxes payable to or benefits receivable from Manor Care in the "Due from Affiliate" account, based on the statutory rate applied to income before taxes after considering appropriate tax credits. Deferred taxes are recorded for the tax effect of temporary differences between book and tax income. Effective February 1, 1997, the Company will file its tax return on a separate company basis, starting with a short period return for the period February 1, 1997 through May 31, 1997.

  The Company leases a portion of its Monticello, Illinois, pharmacy from Manor Care under an annual lease which currently expires on March 31, 1998. The annual rental payable under the lease is currently $8,000.

AGREEMENTS WITH GRANCARE

  As contemplated by the GranCare Merger, the Company and GranCare are parties to an interim services arrangement which establishes a framework for GranCare to provide to Vitalink, as the successor to GranCare's institutional pharmacy business following the GranCare Merger, certain services as may be requested by the Company in order to ensure an orderly transition following the GranCare Merger. The contemplated services are generally those that were historically provided by GranCare on a centralized basis to its institutional pharmacy business such as corporate tax and information systems services. No written agreement has been executed as of the date hereof, however, the term of the contemplated Interim Services Agreement (the "Interim Services

Agreement") is for one year from the time of the GranCare Merger. Under this contemplated Interim Services Agreement, GranCare is to be reimbursed for all direct and indirect costs and expenses incurred in connection with providing any services, as well as the allocated portion of the base salaries of GranCare employees actually providing services to the Company. In fiscal 1997, no payments were made by the Company in connection with this contemplated Interim Services Agreement.

  Pursuant to pharmaceutical supply agreements with GranCare facilities, the Company may provide pharmaceutical supplies and services to all GranCare skilled nursing facilities as of the date of the GranCare Merger. Each agreement has an initial term of five years with an automatic accrual of one additional year as of each March 1 during the remaining term of such agreement. The automatic accrual may be terminated by either party upon written notice to the other no less than 90 and no more than 120 days prior to each March 1 during the remaining term of the agreement. Depending upon the payor source, either the Company will bill the payor source directly or the skilled nursing facility will bill the payor source and then pay the Company. Revenues from sales to GranCare skilled nursing facilities and patients were $20,369,000 in fiscal 1997.

OTHER AGREEMENTS

  The Company has agreed to indemnify, defend and hold harmless the present and former officers of the predecessor to GranCare (including the four members of the Company's Board of Directors originally designated by the predecessor to GranCare) against all losses, claims, damages, expenses or liabilities arising out of actions or omissions or alleged actions or omissions occurring at or prior to the effective time of the GranCare Merger to the extent permitted or required under applicable law and the corporate governance documents of the predecessor to GranCare.

  In December 1992, the Company entered into an agreement to lease an operating facility from Harold Blumenkrantz, a former director and current employee of the Company, and Mark Blumenkrantz, his son and also an employee of the Company. Rental expenses under the non-cancelable operating lease were $290,000 per year in the three years ended May 31, 1997. Future minimum lease payments for the lease, which expires in 2002, are $1,616,000 at May 31, 1997.

  As a result of the GranCare Merger, the Company assumed several agreements to lease operating facilities which were entered into between GranCare, Inc. and current Company employees.

  Under a leasing agreement between GranCare, Inc. and Company employee Diane Schlapper, rental expenses were $26,952 in the four months ended May 31, 1997. Future minimum payments for the lease, which expires in 2005, are $646,840 at September 30, 2005.

  Under two leasing agreements between GranCare, Inc. and Company employee Charles Cooper, rental expenses were $21,180 and $8,705 respectively in the four months ended May 31, 1997. Future minimum payments for the leases, which both expire in 1998, are $70,367 and $28,927 respectively at June 30, 1998.

  Under a leasing agreement between GranCare, Inc. and Company employee Peter Emery, rental expenses were $6,000 in the four months ended May 31, 1997. Future minimum payments for the lease, which expires in 2001, is $54,000 at June 30, 2001.

  In the opinion of management, the foregoing transactions were on terms at least as advantageous to the Company as could have been obtained from non-affiliated persons.

               RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

  Arthur Andersen LLP has been the Company's independent public accountants since 1981. In the Spring of 1998, the Board of Directors will select the Company's independent public accountants to audit the accounts of the Company for the current fiscal year. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, and will have an opportunity, if they so desire, to make a statement and will be available to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

  Stockholder proposals for the 1998 Annual Meeting of Stockholders must be submitted to the Secretary of the Company no later than July 3, 1998, in order to be eligible for inclusion in the Company's proxy materials for such meetings.

                                OTHER BUSINESS

  As of the date of the Proxy Statement, management does not know of any business other than that mentioned above which will be presented for consideration. However, if any other matters should properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies in accordance with their judgment on such matters.

  After the business session and a report to the stockholders on the progress of the Company, a discussion period will take place during which stockholders will have an opportunity to discuss matters of interest concerning the Company.
--------
  A COPY OF THE COMPANY'S 1997 FORM 10-K (EXCLUDING EXHIBITS) FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE MADE AVAILABLE TO STOCKHOLDERS, WITHOUT CHARGE, UPON WRITTEN REQUEST TO THE SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER OF VITALINK PHARMACY SERVICES, INC., 1250 EAST DIEHL ROAD, SUITE 208, NAPERVILLE, ILLINOIS 60563. A REPRODUCTION COST OF UP TO 25c PER PAGE WILL BE CHARGED IF EXHIBITS ARE REQUESTED.

                                                                     APPENDIX A
                             AMENDED AND RESTATED
                       VITALINK PHARMACY SERVICES, INC.
                         1996 LONG-TERM INCENTIVE PLAN

                                  SECTION ONE
                        DESIGNATION AND PURPOSE OF PLAN

  The purpose of the Amended and Restated Vitalink Pharmacy Services, Inc. 1996 Long-Term Incentive Plan (the "Plan") is to increase the ownership of Company Stock by those officers, non-employee directors, professional staff and other key employees who are mainly responsible for the continued growth and development and financial success of Vitalink Pharmacy Services, Inc. (the "Company") and its subsidiaries. Such stock ownership gives such employees and non-employee directors a proprietary interest in the Company which induces them to continue in its employ and/or aligns their interests with the interests of the Company's stockholders. The Plan also enables the Company to attract and retain such employees and non-employee directors and reward them for the continued profitable performance of Vitalink Pharmacy Services, Inc.

                                  SECTION TWO
                                  DEFINITIONS

  The following definitions are applicable herein:

  A. "Award"--Individually or collectively, Options, Stock Appreciation Rights, Performance Shares or Restricted Stock granted hereunder.

  B. "Award Period"--the period of time during which a Stock Appreciation Right which has not been granted pursuant to an Option may be exercised. The Award Period shall be set forth in the document issuing the Stock Appreciation Right to the selected Eligible Participant.

  C. "Board"--the Board of Directors of the Company.

  D. "Book Value"--the book value of a share of Stock determined in accordance with the Company's regular accounting practices as of the last business day of the month immediately preceding the month in which a Stock Appreciation Right is exercised as provided in Section Nine D.

  E. "Code"--the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations promulgated thereunder.

  F. "Committee"--the Committee appointed to administer the Plan pursuant to Section Four.

  G. "Company"--Vitalink Pharmacy Services, Inc., including any present or future "subsidiary corporation" as such term is defined in Section 424(f) of the 1986 Internal Revenue Code, as amended.

  H. "Covered Employee"--an individual described in Section 162(m)(3) of the Code.

  I. "Date of Grant"--the date on which the granting of an Award is authorized by the Committee or such later date as may be specified by the Committee in such authorization.

  J. "Eligible Participant"--any person employed by the Company or a Subsidiary on a regularly scheduled basis who satisfies all of the requirements of Section Six or any non-employee director of the Company (a non-employee director shall include those directors of the Company who are not otherwise employees of the Company or a Subsidiary).

  K. "Exercise Period"--the period or periods during which a Stock Appreciation Right is exercisable as described in Section Nine B.

  L. "Fair Market Value"--the fair market value of the Stock as determined in accordance with Section Eight D.

  M. "Incentive Stock Option"--an incentive stock option within the meaning of
Section 422 of the Code.

  N. "Option" or "Stock Option"--either a nonqualified stock option or an Incentive Stock Option granted under Section Eight. It also means any Option which remains after a Participant has exercised his Option with respect to part of the shares covered by a Stock Option Agreement as described in Section Eight B.

  O. "Option Period" or "Option Periods"--the period or periods during which an Option is exercisable as described in Section Eight E.

  P. "Option Price"--the price, expressed on a per share basis, for which the Company Stock can be acquired by the holder of an Option pursuant to the exercise of such Option.

  Q. "Participant"--an Eligible Employee of the Company or a Subsidiary who has been granted an Option, a Stock Appreciation Right, a Performance Share Award or a Restricted Stock Award under this Plan.

  R. "Performance Share"--an Award granted under Section Ten.

  S. "Restricted Stock"--an Award granted under Section Seven.

  T. "Stock" and "Company Stock"--the common stock of the Company.

  U. "Stock Appreciation Right"--an Award granted under Section Nine.

  V. "Subsidiary"--any corporation of which fifty percent (50%) or more of its outstanding voting stock or voting power is beneficially owned, directly or indirectly, by the Company.

  W. "Ten Percent Shareholder"--a Participant who, at the Date of Grant, owns directly or indirectly (within the meaning of Section 424(d) of the Internal Revenue Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a subsidiary thereof.

  X. Wherever appropriate, words used in this Plan in the singular may mean the plural, the plural may mean the singular and the masculine may mean the feminine.

                                 SECTION THREE
               EFFECTIVE DATE, DURATION AND STOCKHOLDER APPROVAL

  A. Effective Date and Stockholder Approval. Subject to the approval of the Plan by a majority of the outstanding shares of Stock voted at the 1996 Annual Meeting of Stockholders, the Plan shall be effective as of February 26, 1997.

  B. Period for Grant of Awards. Awards may be made as provided herein for a period of ten (10) years after February 26, 1997.

                                 SECTION FOUR
                                ADMINISTRATION

  A. Appointment of Committee. The Board of Directors shall maintain a Compensation Committee which shall consist of not less than two (2) members of such Board of Directors and which members shall be Non-Employee Directors as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (or such greater number of members which may be required by said Rule 16b-3) and Outside Directors as defined in Treas. Reg. (S) 1.162-27(e) as promulgated by the Internal Revenue Service. In addition, such Board of Directors shall designate a member of the Committee to act as Chairman of the Committee, and such Board of Directors may remove any member of the Committee at any time and appoint any director to fill any vacancy on the Committee.

  B. Committee Meetings. The Committee shall hold its meetings at such times and places as specified by the Committee Chairman. A majority of the Committee shall constitute a quorum. All actions of the Committee shall be taken by all of the members of the meeting duly called by its Chairman; provided, however, any action taken by a written document signed by a majority of the members of the Committee shall be as effective as action taken by the Committee at a meeting duly called and held.

  C. Committee Powers. Subject to the provisions of this Plan, the Committee shall have full authority in its discretion to (i) designate the Participants to whom Awards shall be granted, (ii) determine the number of shares to be made available under each such Award, (iii) determine the period or periods in which the Participant may exercise such Award (iv) determine the date when such Award expires, (v) determine the price for Stock under such Award, and
(vi) determine the grounds for forfeiture of an Award. The Committee shall have all powers necessary to administer the Plan in accordance with its terms, including the power to interpret this Plan and resolve all questions arising thereunder. The Committee may prescribe such rules and regulations for administering this Plan as the Committee deems appropriate.

                                 SECTION FIVE
                              GRANT OF AWARDS AND
                LIMITATION OF NUMBER OF SHARES SUBJECT TO AWARD

  The Committee may, from time to time, grant Awards to one or more Eligible Participants, provided that (i) subject to any adjustment pursuant to Section Eleven, the aggregate number of shares of Stock subject to Stock Options, Stock Appreciation Rights, Performance Share Awards or Restricted Stock Awards under this Plan may not exceed 1,493,900 shares; (ii) to the extent that a Stock Option, Stock Appreciation Right, Performance Share Award or Restricted Stock Award lapses or the rights of the Participant to whom it was granted terminate, expire or are cancelled for any other reason, in whole or in part, shares of Stock (or remaining shares) subject to such Award shall again be available for the grant of an Award under the Plan; and (iii) Shares delivered by the Company under the Plan may be authorized and unissued Stock, Stock held in the treasury of the Company or Stock purchased on the open market (including private purchases) in accordance with applicable securities laws. In determining the size of Awards, the Committee shall take into account the responsibility level, performance, potential, and cash compensation level of a Participant, and the Fair Market Value of the Stock at the time of Awards, as well as such other considerations it deems appropriate.

                                  SECTION SIX
                                  ELIGIBILITY

  Key employees of the Company and its Subsidiaries who, in the opinion of the Committee, are mainly responsible for the continued growth and development and financial success of the business of the Company or one or more of its Subsidiaries, and non-employee directors of the Company, shall be eligible to be granted Awards under the Plan. Subject to the provisions of the Plan, the Committee may from time to time select from such Eligible Participants those to whom Awards shall be granted and determine the nature and amount of each Award. No employee of the Company or its Subsidiaries shall have any right to be granted an Award under this Plan.

                                 SECTION SEVEN
                            RESTRICTED STOCK AWARDS

  A. Grants of Shares of Restricted Stock. An Award made pursuant to this Section Seven shall be granted in the form of shares of Stock, restricted as provided in this Section Seven. Shares of the Restricted Stock shall be issued to the Participant without the payment of consideration by the Participant. The shares of Restricted Stock shall be issued in the name of the Participant and shall bear a restrictive legend prohibiting sale, transfer, pledge or hypothecation of the shares of Restricted Stock until the expiration of the restriction period.

  The Committee may also impose such other restrictions and conditions on the shares of Restricted Stock as it deems appropriate.

  B. Restriction Period. At the time a Restricted Stock Award is made, the Committee may establish a restriction period applicable to such Award which shall not be more than ten (10) years. Each Restricted Stock Award may have a different restriction period, at the discretion of the Committee. In addition to or in lieu of a restriction period, the Committee may establish a performance goal which must be achieved as a condition to the retention of the Restricted Stock. The performance goal may be based on the attainment of specified types of performance measurement criteria, which may differ as to various Participants or classes or categories of Participants. Such criteria may include, without limitation, the attainment of certain performance levels by the individual Participant, the Company, a department or division of the Company and/or a group or class of participants. Any such performance goals, together with the ranges of Restricted Stock Awards for which the Participants may be eligible shall be set from time to time by the Committee and shall be timely communicated to the Eligible Participants in advance of the commencement of the performance of services to which such performance goals relate. The total number of shares of Restricted Stock which may be granted to any single Covered Employee under this Plan during any calendar year shall be limited to 100,000.

  C. Forfeiture or Payout of Award. In the event a Participant ceases employment during a restriction period, or in the event performance goals attributable to a Restricted Stock Award are not achieved, subject to the terms of each particular Restricted Stock Award, and subject to discretionary action by the Committee as set forth below in Section Thirteen, a Restricted Stock Award is subject to forfeiture of the shares of stock which had not previously been removed from restriction under the terms of the Award.

  Any shares of Restricted Stock which are forfeited will be transferred to the Company.

  Upon completion of the restriction period and satisfaction of any performance-goal criteria, all restrictions upon the Award will expire and new certificates representing the Award will be issued without the restrictive legend described in Section Seven A. As a condition precedent to receipt of the new certificates, the Participant (or the designated beneficiary or personal representative of the Participant) will agree to make payment to the Company in the amount of any taxes, payable by the Participant, which are required to be withheld with respect to such shares of Stock.

                                 SECTION EIGHT
                                 STOCK OPTIONS

  A. Grant of Option. One or more Options may be granted to any Eligible Participant; provided that only Eligible Participants who are employees of the Company or a Subsidiary may be granted Incentive Stock Options. Upon the grant of an Option to an Employee, the Committee shall specify whether the Option is intended to constitute a non-qualified stock option or an Incentive Stock Option. The total number of shares of Stock subject to Options which may be granted to any single Covered Employee under this Plan during any calendar year shall be limited to 100,000.

  B. Stock Option Agreement. Each Option granted under the Plan shall be evidenced by a written "Stock Option Agreement" between the Company and the Participant containing such terms and conditions as the Committee determines, including, without limitation, provisions to qualify Incentive Stock Options as such under Section 422 of the Code. Such agreements shall incorporate the provisions of this Plan by reference. The date of granting an Option is the date specified in the written Stock Option Agreement which is signed by the Participant and the Company.

  C. Determination of Option Price. The Option price for Stock shall be not less than 100% of the fair market value of the Stock on the date of grant. Notwithstanding the foregoing, in the case of an Option which is designed to qualify as an Incentive Stock Option (as defined in Section 422 of the Code) which is granted to a Ten Percent Shareholder, the Option Price shall not be less than 110% of such fair market value.

  D. Determination of Fair Market Value. The fair market value of the Stock on the date of granting an Option shall be the mean of the high and low prices at which the Stock was sold on the market on such date. In the event no such sales of Stock occurred on such date, the fair market value of the Stock shall be determined by the Committee in accordance with applicable Regulations of the Internal Revenue Service.

  E. Term of Option. The term of an Option may vary within the Committee's discretion; provided, however, that the term of an Option shall not exceed ten
(10) years from the date of granting the Option to the Participant, and, to this end, all Options granted pursuant to this Plan must provide that each such Option cannot be exercised after the expiration of ten (10) years from the date each such Option is granted. Notwithstanding the foregoing, in the case of any Option which is designed to qualify as an Incentive Stock Option (as defined in Section 422 of the Code) which is granted to a Ten Percent Shareholder, the term of such Option may not exceed five (5) years from the date of grant of such Option.

  F. Limitation on Exercise of Option. The Committee may limit an Option by restricting its exercise in whole or in part for specified periods.

  G. Method of Exercising an Option. Subject to the terms of a particular Option, a Participant may exercise it in whole or in part by written notice to the Secretary of the Company stating in such written notice the number of shares of Stock such Participant elects to purchase under his Option.

  H. No Obligation to Exercise Option. A Participant is under no obligation to exercise an Option or any part thereof.

  I. Payment for Option Stock. Stock purchased pursuant to an Option shall be paid in full at the time of purchase. Payment may be made (a) in cash, (b) with the approval of the Committee, by delivery to the Company of shares of Stock having an aggregate fair market value equal to the exercise price, or
(c) a combination of (a) and (b). Payment may also be made, in the discretion of the Committee, by delivery (including by facsimile transmission) to the Company or its designated agent of an executed irrevocable Option exercise form together with irrevocable instructions to a broker-dealer to sell (or margin) a sufficient portion of the shares and deliver the sale (or margin loan) proceeds directly to the Company to pay for the exercise price. Upon receipt of payment and subject to paragraph J of this Section Eight, the Company shall, without transfer or issue tax to the Participant or other person entitled to exercise the Option, deliver to the Participant (or other person entitled to exercise the Option) a certificate or certificates for such shares.

  J. Delivery of Stock to Participant. The Company shall undertake and follow all necessary procedures to make prompt delivery of the number of shares of Stock which the Participant elects to purchase upon exercise of an Option granted under this Plan. Such delivery, however, may be postponed, at the sole discretion of the Company, to enable the Company to comply with any applicable procedures, regulations or listing requirements of any government agency, stock exchange or regulatory authority.

  K. Failure to Accept Delivery of Stock. If a Participant refuses to pay for Stock which he has elected to purchase under his Option, in accordance with the terms of payment, which had previously been agreed upon, his Option shall thereupon, at the sole discretion of the Committee, terminate, and such funds previously paid for unissued Stock shall be refunded. Stock which has been previously issued to the Participant and been fully paid for shall remain the property of the Participant and shall be unaffected by such termination.

  L. Non-Transferability of Options. During the lifetime of a Participant, an Incentive Stock Option granted to him may be exercised only by him. It may not be sold, assigned, pledged or otherwise transferred except by will or by the laws of descent and distribution. In the case of Options which are not Incentive Stock Options, the Committee may impose such restrictions on transferability, if any, as it may in its sole discretion determine.

  M. Purchase for Investment

    (a) Written Agreement by Participants. Unless a registration statement under the Securities Act of 1933 is then in effect with respect to the Stock a Participant receives upon exercise of his Option, a Participant shall acquire the Stock he receives upon exercise of his Option for investment and not for resale or distribution and he shall furnish the Company with a written statement to that effect when he exercises his Option and a reference to such investment warranty shall be inscribed on the Stock certificate(s).

    (b) Registration Requirement. Each Option shall be subject to the requirement that, if at any time the Board determines that the listing, registration or qualification of the shares subject to the Option upon any securities exchange or under any state or Federal law is necessary or desirable as a condition of, or in connection with, the issuance of shares thereunder, the Option may not be exercised in whole or in part unless such listing, registration or qualification shall have been effected or obtained (and the same shall have been free of any conditions not acceptable to the Board).

  N. Special Limitations on Exercise of Incentive Stock Options. The aggregate fair market value (determined at the time the Incentive Stock Option is granted) of the Stock with respect to which any Incentive Stock Option is first exercisable during any calendar year shall not exceed $100,000.

                                 SECTION NINE
                           STOCK APPRECIATION RIGHTS

  A. Grant of Stock Appreciation Rights. Stock Appreciation Rights may be granted under the Plan in conjunction with an Option either at the time of grant or by amendment or may be separately awarded. Stock Appreciation Rights shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose. However, the total number of Stock Appreciation Rights which may be granted to a single Covered Employee under this Plan during any calendar year shall be limited to 100,000.

  B. Right to Exercise; Exercise Period. A Stock Appreciation Right issued pursuant to an Option shall be exercisable to the extent the Option is exercisable. A Stock Appreciation Right issued independent of an Option shall be exercisable pursuant to such terms and conditions established in the grant.

  C. Automatic Redemption of Unexercised Stock Appreciation Rights. If on the last day of the Option Period, in the case of a Stock Appreciation Right granted pursuant to an Option, or the specified Award Period, in the case of a Stock Appreciation Right issued independent of an Option, the Participant has not exercised such Stock Appreciation Right, then such Stock Appreciation Right shall be automatically redeemed by the Company for an amount equal to the payment that would otherwise have been made to the Participant if the Participant had chosen to exercise the Stock Appreciation Right on the last day of the Option Period or the specified Award Period, as the case may be.

  D. Rights Upon Exercise. An exercisable Stock Appreciation Right granted pursuant to an Option shall entitle the Participant to surrender unexercised the Option or any portion thereof to which the Stock Appreciation Right is attached, and to receive in exchange for the Stock Appreciation Right a payment (in cash or Stock or a combination thereof as described below) equal to the Fair Market Value of one share of Stock at the date of exercise minus the Option Price times the number of shares called for by the Stock Appreciation Right (or portion thereof) which is so exercised. With respect to the issuance of Stock Appreciation Rights which are not granted pursuant to an Option, the Committee shall specify upon the Date of Grant of the Stock Appreciation Right whether the Stock Appreciation Right is a "regular" Stock Appreciation Right or a "book value" Stock Appreciation Right. Upon the exercise of a regular Stock Appreciation Right, the Participant will receive a payment equal to the Fair Market Value of one share of Stock at the date of exercise minus the Fair Market Value of one share of Stock as of the Date of Grant of the Stock Appreciation Right times the number of shares called for by the Stock Appreciation Right (or portion thereof) which is so exercised. Upon the exercise of a book value Stock Appreciation Right, the Participant will receive a payment equal to the Book Value of one share of Stock at the date of exercise minus the Book Value of one share of Stock as of the Date of Grant of the Stock Appreciation Right times the number of shares called for by the Stock Appreciation Right (or portion thereof) which is so exercised.

  The value of any Stock to be received upon exercise of a Stock Appreciation Right shall be the Fair Market Value of the Stock on such date of exercise. To the extent that a Stock Appreciation Right issued pursuant to an Option is exercised, such Option shall be deemed to have been exercised, and shall not be deemed to have lapsed.

  E. Transferability. The Committee may impose such restrictions on transferability of Stock Appreciation Rights, if any, as it may in its sole discretion determine.

                                  SECTION TEN
                              PERFORMANCE SHARES

  A. Grant of Performance Share Units. Awards made pursuant to this Section Ten shall be granted in the form of Performance Shares, subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose. Performance Shares shall be issued to the Participant without the payment of consideration by the Participant. Awards shall be based on the attainment of specified types and combinations of performance measurement criteria, which may differ as to various Participants or classes or categories of Participants. Such criteria may include, without limitation, the attainment of certain performance levels by the individual Participant, the Company, a department or division of the Company and/or a group or class of Participants. Such criteria, together with the ranges of Performance Shares from which employees may be eligible, shall be set from time to time by the Committee and shall be communicated to the Eligible Participants. The total number of Performance Shares which may be granted to any single Covered Employee under this Plan during any calendar year shall be limited to 100,000.

  B. Performance Period. The measuring period to establish the performance criteria set forth in a Performance Share Award shall be determined by the Committee. A Performance Share Award may initially provide, or the Committee may at any time thereafter, but no more frequently than once in any six (6) month period, amend it to provide, for waiver or reduction of the measuring period and, if appropriate, for adjustment of the performance criteria set forth in the Performance Share Award, upon the occurrence of events determined by the Committee in its sole discretion to justify such waiver, reduction or adjustment.

  C. Form of Payment. Upon the completion of the applicable measuring period, a determination shall be made by the Committee in accordance with the Award as to the number of shares of Stock to be awarded to the Participant. The appropriate number of shares of Stock shall thereupon be issued to the Participant in accordance with the Award in satisfaction of such Performance Share Award.

                                ELECTION ELEVEN
                    CHANGES IN CAPITAL STRUCTURE OR SHARES

  In the event any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, or extraordinary dividend or divestiture (including a spin-off), or any other change in the capital structure or shares of the Company, the Committee shall make adjustments, determined by the Committee in its discretion to be appropriate, as to the number and kind of securities subject to this Plan and specified in Section Five of this Plan and as to the number and kind of securities covered by each outstanding Award and, where applicable, the price per share thereunder; provided, however, that with respect to Incentive Stock Options, such adjustments shall be made in accordance with Section 424(h) of the Code unless the Committee determines otherwise.

                                SECTION TWELVE
                    CORPORATE REORGANIZATION OR DISSOLUTION

  A. Discontinuation of the Plan. The Plan shall be discontinued in the event of the dissolution or liquidation of the Company or in the event of a Reorganization (as hereinafter defined) in which the Company is not the surviving or acquiring company, or in which the Company is or becomes a wholly-owned subsidiary of another company after the effective date of the Reorganization and no plan or agreement respecting the Reorganization is established which specifically provides for the continuation of the Plan and the change, conversion, or exchange of the stock relating to existing Awards under this Plan for securities of another corporation. Upon the dissolution of the Plan in connection with an event described in this Paragraph A, all Awards shall become fully vested and all outstanding Options and Stock Appreciation Rights shall become immediately exercisable by the holder thereof. Any Options or Stock Appreciation Rights granted under the Plan may be terminated as of a date fixed by the Committee, provided that no less than fifteen (15) days written notice of the date so fixed shall be given to each Participant and each such Participant shall have the right during such period to exercise all or any portion of such Options or Stock Appreciation Rights. Any Stock Appreciation Rights not so exercised shall be redeemed.

  B. Continuation of the Plan Upon a Reorganization. In the event of a Reorganization (as hereinafter defined) (i) in which the Company is not the surviving or acquiring company, or in which the Company is or becomes a wholly-owned subsidiary of another company after the effective date of the Reorganization, and (ii) with respect to which there is a reorganization agreement which undertakes to continue the Plan and to provide for the change, conversion or exchange of the Stock attributable to outstanding Awards for securities of another corporation, then the Plan shall continue and the Committee shall adjust the shares under such outstanding Awards (and shall adjust the shares remaining under the Plan which are then to be available for the grant of additional Awards under the Plan, if the reorganization agreement makes specific provisions therefor), in a manner not inconsistent with the provisions of the reorganization agreement and this Plan for the adjustment, change, conversion or exchange of such Awards.

  The term "Reorganization" as used in this Section Twelve shall mean any statutory merger, statutory consolidation, sale of all or substantially all of the assets of the Company, or sale, pursuant to an agreement with the Company, of securities of the Company pursuant to which the Company is or becomes a wholly-owned subsidiary of another company after the effective date of the Reorganization.

  C. Adjustments and Determinations. Adjustments and determinations under this Section Twelve shall be made by the Committee, whose decisions as to what adjustments or determinations shall be made, and the extent thereof, shall be final, binding, and conclusive.

  D. Change in Control.

    1. Regardless of any other provision in the Plan to the contrary, if, while any Awards remain outstanding under the Plan, a "Change in Control" of the Company (as defined in this Section 12) shall occur, (1) all Options and freestanding SARs granted under the Plan that are outstanding at the time of such Change in Control shall become immediately vested and exercisable in full; (2) with respect to Awards granted with respect to Performance Shares, all Performance Periods outstanding at the time of such Change in Control shall be deemed to have been completed, the maximum level of performance set forth under the respective Performance Shares shall be deemed to have been attained and each such outstanding Award granted to each Participant for all outstanding Performance Periods shall become payable to each Participant; and (3) all restrictions with respect to shares of Restricted Stock or any other Awards not described in (1) and (2) above shall lapse, and such shares or other Awards shall be fully vested and nonforfeitable.

    2. For purposes of this Section 12, a Change in Control of the Company shall occur upon the happening of the earliest to occur of the following:

      (i) any "person" as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (other than (1) the Company, (2) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or (3) any corporations owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Stock (each an "excluded person")) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding voting securities;

      (ii) the stockholders of the Company approve a plan of merger, consolidation, complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's stock and/or assets, or accept a tender offer for substantially all of the Company's stock (or any transaction having a similar effect).

    3. In the event of a merger, consolidation, or sale or disposition of substantially all of the Company's assets or stock, a Participant shall be paid the value of his/her Awards (e.g., for all shares subject to option, the excess of the greater of fair market value of the Company's stock on the date of consummation of such sale or purchase price of the Company's stock pursuant to such sale, over the exercise price of such option) in cash (the "Cash Payment") by the Company (or, if not by the Company, by the successor entity) as of the consummation of such sale or disposition.

    4. In the event of a Change in Control as defined under Section 280G of the Code, if the vesting of Awards and/or payment of Awards under this Plan and/or payments of amounts under any other agreement with or plan of the Company (in the aggregate the "Total Payments") subject all or any part of the Total Payments to the tax (the "Excise Tax") imposed by Section 4999 of the Code (or any similar tax that may hereafter be imposed) the Company shall pay to the Participant in cash an additional amount (the "Additional Payment") such that the net amount retained by the Participant, after deduction of any Excise Tax imposed upon the Total Payments and any federal, state and local income tax and Excise Tax upon the Additional Payment provided for by this Section 12.D., and any employment tax (including FICA and FUTA), shall be equal to the amount of Total Payments prior to such taxes. Such Additional Payment shall be made by the Company to the Participant as soon as practical following the date of the Cash Payment (or, if there is no Cash Payment, the date such payment would otherwise be made), but in no event beyond thirty (30) days from such date.

  The determination of whether any of the Total Payments to a Participant will be subject to the Excise Tax, the calculation of Parachute Value under Section 280G of the Code of the Total Payments, and calculation of the Additional Payment, shall be made by a Certified Public Accounting firm jointly agreed to by the Company and the Participant.

                               SECTION THIRTEEN
                           RETIREMENT AND DISABILITY

  The Committee may, in its discretion, waive the forfeiture, termination, or lapse of an Award in the event of retirement or disability of a Participant (each as determined by the Committee, in its discretion). Exercise of such discretion by the Committee in any individual case, however, shall not be deemed to require, or to establish a precedent suggesting, such exercise in any other case.

                               SECTION FOURTEEN
                           MISCELLANEOUS PROVISIONS

  A. Nontransferability. The Committee may impose such restrictions on the transferability of an Award, if any, as it may in its sole discretion determine.

  B. No Employment Right. Neither this Plan nor any action taken hereunder shall be construed as giving any right to be retained as an officer or employee of the Company or any of its Subsidiaries.

  C. Tax Withholding. Either the Company or a Subsidiary, as appropriate, shall have the right to deduct from all Awards paid in cash any federal, state or local taxes as it deems to be required by law to be withheld with respect to such cash payments. In the case of Awards paid in Stock, the employee or other person receiving such Stock may be required to pay to the Company or a Subsidiary, as appropriate, the amount of any such taxes which the Company or Subsidiary is required to withhold with respect to such Stock. At the request of a Participant, or as required by law, such sums as may be required for the payment of any estimated or accrued income tax liability may be withheld and paid over to the governmental entity entitled to receive the same. The Committee may from time to time establish procedures for withholding of Stock.

  D. Fractional Shares. Any fractional shares concerning Awards shall be eliminated at the time of payment by rounding down for fractions of less than one-half and rounding up for fractions of equal to or more than one-half. No cash settlements shall be made with respect to fractional shares eliminated by rounding.

  E. Government and Other Regulations. The obligation of the Company to make payment of Awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by any government agencies as may be required. The Company shall be under no obligation to register under the Securities Act of 1933, as amended ("Act"), any of the shares of Stock issued, delivered or paid in settlement under the Plan. If Stock awarded under the Plan may in certain circumstances be exempt from registration under the Act, the Company may restrict its transfer in such manner as it deems advisable to ensure such exempt status.

  F. Severance. Subject to the provision of Paragraph B of this Section Fourteen, in the event a Participant's employment with the Company terminates, his rights under any Award which constitutes an Option or a Stock Appreciation Right terminate one (1) month from the date of such termination of employment. Such rights shall be exercisable only to the extent the Participant was entitled to exercise such rights under the Award on the date of such termination of employment.

  G. Death. If a Participant dies prior to the full exercise of his Option and/or Stock Appreciation Right, his Option to purchase Stock under such Option and/or Stock Appreciation Right may be exercised to the extent, if any, that Participant would be entitled to exercise it at the date of the death of the Participant by the person to whom the Option and/or Stock Appreciation Right shall pass by will or by the laws of descent and distribution within twelve (12) months of the death of the Participant or the expiration of the term of the Option and/or Stock Appreciation Right whichever date is sooner.

  H. Limitation. In no event may an Option be exercised by anyone after the expiration date provided for in Section Eight of the Plan.

  I. Limits on Discretion. Anything in this Plan to the contrary notwithstanding, if the Award so provides, the Committee shall not have any discretion to increase the amount of compensation payable under the Award to the extent such discretion would cause the Award to lose its qualification as performance-based compensation for purposes of Section 162(m)(4)(c) of the Code and the regulations thereunder.

  J. Governing Law. All matters relating to the Plan or to Awards granted hereunder shall be governed by the laws of the State of Maryland, without regard to its principles of conflict of laws.

  K. Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles and headings, shall control.

                                SECTION FIFTEEN
                               AMENDMENT OF PLAN

  A. Discretion of the Board. The Board may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part, except (i) any such action affecting Options granted or to be granted under this Plan which are intended to qualify as Incentive Stock Options shall be subject to stockholder approval to the extent such stockholder approval is required pursuant to Section 422 of the Internal Revenue Code and (ii) no such action may be taken without the consent of the Participant to whom any Award shall theretofore have been granted, which adversely affects the rights of such Participant concerning such Award, except as such termination or amendment of the Plan is required by statute, or rules and regulations promulgated thereunder.

  B. Automatic Termination. This Plan shall terminate on February 26, 2007. Awards may be granted under this Plan at any time and from time to time prior to the termination of the Plan. Any Award outstanding at the time the Plan is terminated shall remain in effect until said Award is exercised or expires.

                                                                     APPENDIX B

                       VITALINK PHARMACY SERVICES, INC.
                          1997 NON-EMPLOYEE DIRECTOR
                            STOCK COMPENSATION PLAN

  Vitalink Pharmacy Services, Inc. has adopted and established a stock compensation plan for Non-Employee Directors in accordance with the following terms and conditions.

                                  SECTION ONE
                      DESIGNATION AND PURPOSE OF THE PLAN

  A. Designation. This plan is designated the "Vitalink Pharmacy Services, Inc. Non-Employee Director Stock Compensation Plan."

  B. Purpose. The purpose of this Plan is to implement a stock-based component of Non-Employee Director compensation so as to encourage stock ownership by Non-Employee Directors and to further align the interests of Non-Employee Directors and stockholders.

                                  SECTION TWO
                                  DEFINITIONS

  As used in the Plan, the following terms mean:

  A. "Award" means restricted stock granted hereunder.

  B. "Board" means the Board of Directors of the Company.

  C. "Company" means Vitalink Pharmacy Services, Inc.

  D. "Custodial Account" means the account described in Section 7(A) herein.

  E. "Disability" means a permanent and total disability within the meaning of
Section 22(e)(3) of the Internal Revenue Code of 1986 as amended.

  F. "Non-Employee Director" means a member of the Board of the Company who is not an employee of the Company or any of its subsidiaries.

  G. "Participant" means any Non-Employee Director who is granted an Award as provided in this Plan.

  H. "Plan" means this Non-Employee Director Stock Compensation Plan.

  I. "Retirement" means termination of service as a Director for either of the following reasons: (i) after attaining age 65 years of age or (ii) failure to be re-elected as a Director by the shareholders of the Company as the Annual Meeting of Stockholders.

  J. "Stock" means the common stock of Vitalink Pharmacy Services, Inc.

                                 SECTION THREE
                  EFFECTIVE DATE, DURATION AND BOARD APPROVAL

  The Plan shall be effective upon the approval of the Plan by a majority of the shareholders of the Company.

                                 SECTION FOUR
                          ADMINISTRATION OF THIS PLAN

  This Plan shall be administered by the Board. The Board shall have all the powers vested in it by the terms of this Plan, such powers to include authority (within the limitation described herein) to prescribe the form of the agreement embodying Awards made under this Plan. Subject to the provisions of this Plan, the Board shall have the power to construe this Plan, to determine all questions arising thereunder, and to adopt and amend such rules and regulations for the administration of this Plan as it may deem desirable. Any decision of the Board regarding the administration of this Plan, as described herein, shall be final and conclusive. The Board may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their number or the Secretary or any other officer of the Company to execute and deliver documents on behalf of the Board.

                                 SECTION FIVE
                       GRANT OF AWARDS AND LIMITATION OF
                       NUMBER OF SHARES SUBJECT TO AWARD

  A. Compensation in Common Stock. Subject to the Board Approval and effective immediately upon such approval, each Non-Employee Director shall be granted 450 shares of restricted stock. Upon election as a Non-Employee Director at Annual Meeting of Stockholders, each Non-Employee Director shall, in addition to any Board retainer and attendance fees, be granted 450 of Restricted Stock on the date of each annual meeting.

  B. Total Number of Shares. Subject to any adjustment pursuant to Section 8, the total number of shares of Stock which may awarded under this Plan is 20,000 shares. The maximum number of shares authorized may be increased from time to time by approval of the Board and, if required pursuant to Rule 16-3 of the Securities and Exchange Commission or its successor or the applicable rules of any stock exchange, or the stockholders of the Company.

  To the extent that an Award lapses or the rights of the Participant to whom it was granted terminate, expire or are canceled for any other reason, in whole or in part, shares of Stock (or remaining shares) subject to such Award shall again be available for the grant of an Award under the Plan. Shares delivered by the Company under the Plan may be authorized and unissued Stock, Stock held in the treasury of the Company or Stock purchased on the open market (including private purchases) in accordance with applicable securities laws.

  C. Insufficient Number of Shares. In the event that the number of shares of Stock available for future Awards under this Plan is insufficient to make all Awards required to be made on any date, then all Participants entitled to an Award on such date shall share ratably in the number of shares of Stock which may be included in Awards granted to Participants under this Plan.

                                  SECTION SIX
                                  ELIGIBILITY

  Each Non-Employee Director shall be eligible to receive an Award in accordance with Section Five. Each Award granted under this Plan shall be evidenced by an agreement in such form as the Board shall prescribe from time to time in accordance with this Plan and shall comply with the terms and conditions set forth in Section 7. Such an agreement shall incorporate the provisions of this Plan by reference.

                                 SECTION SEVEN
                            RESTRICTIONS ON SHARES

  A. Custodial Account. The shares shall be held by the Company in a Custodial Account on behalf of the Participant until such time as the shares have vested pursuant to the terms of Section 7(B) of this Plan.

  B. Vesting. The shares held by the Company shall remain in the Custodial Account until vesting which shall occur. All such shares granted shall vest following the expiration of one year from the date of the Award.

  Upon vesting, the shares shall be distributed to the Participant within a reasonable period of time not to exceed ninety (90) days from the date of vesting and the Custodial Account shall be terminated as to such shares.

  C. Forfeiture. Subject to Section 7(E) below, if the Participant ceases to be a Non-Employee Director for any reason prior to vesting, the Participant shall forfeit the shares, and the Custodial Account shall be terminated as to such shares. Ownership of the forfeited shares shall revert back to the Company.

  D. No Assignment. The shares granted under the Plan, while held by the Company pursuant to the Custodial Account, shall not be transferred, assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment, or similar process. Upon any attempt to so transfer, assign, pledge, hypothecate, or otherwise dispose of the shares, or of any right or privilege conferred thereby, contrary to the provisions hereof, or upon the levy of any attachment or similar process upon such rights and privileges, the Participant shall forfeit the shares and ownership of the forfeited shares shall revert back to the Company.

  E. Death, Disability and Board Retirement. A Participant who ceases to serve on the Board by reason of (i) death, (ii) Disability, or (iii) Retirement, shall be vested in his or her entire Award notwithstanding the limitation of
Section 7(B) above.

                                 SECTION EIGHT
                         CHANGES IN CAPITAL STRUCTURE

  In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, or extraordinary dividend or divestiture (including a spin-off), or any other change in the capital structure or shares of the Company, the Board shall make adjustments, determined by the Board in its discretion to be appropriate, as to the number and kind of securities subject to this Plan and specified in Section 5 of this Plan and as to the number and kind of securities covered by each outstanding Award and, where applicable, the price per share thereunder.

                                 SECTION NINE
                            RIGHTS AS A STOCKHOLDER

  The Participant shall be entitled to vote the shares held by the Company in the Custodial Account. Any cash or non-cash dividend payable with respect to shares held in the Custodial Account will remain in the Custodial Account subject to risk of forfeiture until such time as the shares with respect to which such cash or non-cash dividend, as the case may be, was declared is either distributed to the Participant or forfeited by the Participant.

  Notwithstanding anything to the contrary contained herein, no Stock or cash dividends shall be transferred by the Company to a Custodial Account prior to the date of Stockholder Approval, and no Non-Employee Director shall be entitled to any rights as a stockholder with respect to any Stock granted hereunder, including, without limitation voting rights until such Stock has been transferred to a Custodial Account.

                                  SECTION TEN
                                     TITLE

  Subject to Section 13 herein, the shares held by the Company in a Custodial Account shall be held in the name of the Participant until such shares are (a) distributed to the Participant; (b) forfeited by the Participant; or (c) transferred to a grantor "Rabbi Trust" in accordance with this Plan.

  Notwithstanding anything to the contrary contained herein, no Non-Employee Director shall be entitled to any rights as a stockholder with respect to any Stock granted hereunder, including, without limitation voting rights, until such Stock has been transferred to a Custodial Account.

                                SECTION ELEVEN
                                 RISK OF LOSS

  The Participant agrees to assume all risks in connection with any decrease in the value of the shares granted to the Participant placed into the Custodial Account for the benefit of the Participant.

                                SECTION TWELVE
                               NOTICE TO COMPANY

  The Participant shall notify the Company immediately if he or she elects to make an election under Section 83(b) of the Internal Revenue Code or upon the occurrence of any other event resulting in the value of the shares being included in the Participant's gross income prior to vesting.

                               SECTION THIRTEEN
                                   DEFERRAL

  Participant, provided he or she has not made the election referred to in
Section 12 herein, may elect by written notice to defer payment on all or a portion of the shares held in the Custodial Account prior to any vesting, subject to the following conditions;

  A. Such election shall be irrevocable. An election to defer payment shall be made at least sixty (60) days prior to any vesting for which the election to defer payment is made. Participant may elect to defer the receipt of the shares held in the Custodial Account prior to any vesting for a period of time which ends no sooner than the earlier of (i) a date at least twenty-four (24) months from the date of any such vesting or (ii) cessation of service as a Non-Employee Director. During such deferral period, Participant shall not be entitled to (i) vote the shares granted to him or her for which a deferral has been elected, and (ii) currently receive cash dividends or non-cash dividends.

  B. The Company shall establish a grantor "Rabbi Trust" and shall establish thereunder on behalf of the Participant upon a deferral election a liability account (the "Deferred Compensation Account") which shall be credited with any shares, cash dividends, and non-cash dividends subject to such deferral election. Any shares transferred from the Custodial Account to the Deferred Compensation Account shall be retitled and held in the name of the trustee of the grantor "Rabbi Trust".

  C. There shall be credited to the Deferred Compensation Account an additional amount with respect to the cash dividends (i.e., in addition to the items credited pursuant to paragraph (B) hereof) equal to the earnings generated through the investment of the cash dividends by the trustee of the grantor trust.

  D. The Company will provide an annual statement of the Deferred Compensation Account to the Participant showing amounts credited to his or her account in accordance with paragraph (C).

  E. Nothing contained in this Plan and no action taken pursuant to the provisions of this Plan shall create or be construed to create a trust of any kind other than a grantor "Rabbi Trust", or a fiduciary relationship between the Company and the Participant, his or her designated beneficiary or any other person. Any amounts deferred under the provisions of this Plan shall continue for all purposes to be a part of the general assets of the Company. To the extent that Participant acquires a right to receive payment from the Company under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

  F. The right of the Company or any other person to the payment of deferred compensation or other benefits under this Plan shall not be assigned, transferred, pledged, or encumbered except by will or by the laws of descent and distribution.

                               SECTION FOURTEEN
                                    GENDER

  Where applicable, words in the feminine shall include the masculine, words in the neuter shall include the masculine and feminine, and words in the singular shall include the plural, and vice versa.

                                SECTION FIFTEEN
                                  SUCCESSORS

  This Plan shall be binding upon and inure to the benefit of the Company and its subsidiaries, its successors and assigns and the Participant and his or her heirs, executors, administrators and legal representatives.

                                SECTION SIXTEEN
                      NO RIGHT TO CONTINUE AS A DIRECTOR

  Neither the Plan, nor the granting of an Award, nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a Non-Employee Director for any period of time, or at any particular rate of compensation. Nothing in this Plan shall in any way limit or affect the right of the Board or the stockholders of the Company to remove any Non-Employee Director or otherwise terminate his or her service as a director of the Company.

                               SECTION SEVENTEEN
                           MISCELLANEOUS PROVISIONS

  A. Government and Other Regulations. The obligation of the Company to make payment of Awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by any government agencies as may be required. The Company shall be under no obligation to register under the Securities Act of 1933, as amended ("Act"), any of the shares of Stock issued, delivered or paid in settlement under the Plan. If Stock awarded under the Plan may in certain circumstances be exempt from registration under the Act, the Company may restrict its transfer in such manner as it deems advisable to ensure such exempt status.

  B. Governing Law. All matters relating to the Plan or to Awards granted hereunder shall be governed by the laws of the State of Maryland, without regard to its principles of conflict of laws.

  C. Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles and headings, shall control.

                               SECTION EIGHTEEN
                           AMENDMENT AND TERMINATION

  This Plan may be terminated or amended at any time and from time to time by the Board as the Board shall deem advisable provided, however, that (a) no such amendment shall be effective without approval of the stockholders of the Company, if stockholder approval of the amendment is then required pursuant to Rule 16b-3 under the Securities Exchange Act of 1934 or its successor, or the applicable rules of any securities exchange, and (b) to the extent prohibited by such Rule 16b-3 or its successors, the Plan may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, as amended, or the regulations thereunder, or the Employee Retirement Income Security Act of 1974, as amended, or the regulations thereunder. No modification or amendment of this plan shall, without the written consent of the Participant, materially and adversely affect his or her rights under this Plan.

                       VITALINK PHARMACY SERVICES, INC.

              Proxy Solicited on behalf of the Board of Directors
             for Annual Meeting of Stockholders - November 20,1997

        The undersigned stockholder of Vitalink Pharmacy Services, Inc., a Delaware corporation (the "Company"), acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated November 5, 1997, and the undersigned revokes all other proxies and appoints Robert L. Parker and James H. Rempe, each of them, the attorneys and proxies for the undersigned, each with full power of substitution, to attend and act for the undersigned at the Company's Annual Meeting of Stockholders at 9:00 a.m., local time, November 20,1997 and at any adjournments or postponements thereof in connection therewith to vote and represent all of the shares of the Company's Common Stock which the undersigned would be entitled to vote.


            (CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE)


-------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      PLEASE MARK
                                                                                                                   YOUR VOTES AS [X]
                                                                                                                     INDICATED IN
                                                                                                                     THIS EXAMPLE
1. ELECTION OF DIRECTORS:   FOR ALL      WITHHOLD AUTHORITY      2. TO APPROVE AND ADOPT THE COMPANY'S AMENDED AND RESTATED 1996
                            NOMINEES     TO VOTE FOR ALL            LONG-TERM INCENTIVE PLAN (THE "1996 PLAN") (i) INCREASING
   S. BAINUM, JR.           LISTED TO    NOMINEES LISTED            BY 1,000,000 THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE
   J. R. BUCKLEY            THE LEFT     TO THE LEFT                PURSUANT TO SUCH PLAN (BRINGING THE TOTAL NUMBER OF AUTHORIZED
   A. K. GUPTA                [  ]           [  ]                   SHARES TO 1,493,900); AND (ii) EXPANDING THE CLASS OF PERSONS
   J. A. MACCUTCHEON                                                ELIGIBLE TO PARTICIPATE IN THE 1996 PLAN TO INCLUDE NON-EMPLOYEE
   J. H. REMPE           (INSTRUCTIONS: TO WITHHOLD                 DIRECTORS.
   E. W. BAILEY, JR.     AUTHORITY TO VOTE FOR ANY
                         INDIVIDUAL NOMINEE, WRITE                           FOR              AGAINST             ABSTAIN
                         THAT NOMINEE'S NAME IN THE                          [ ]                [ ]                 [ ]
                         SPACE PROVIDED BELOW.)

                         ------------------------------------------

3. TO APPROVE AND ADOPT THE COMPANY'S 1997 NON-    4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER
   EMPLOYEE DIRECTOR STOCK COMPENSATION PLAN.         BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.  EACH OF THE ABOVE-
                                                      REFERENCED PROXIES PRESENT AT SAID MEETING, EITHER IN PERSON OR BY SUBSTITUTE,
    FOR           AGAINST        ABSTAIN              SHALL HAVE AND EXERCISE ALL THE POWERS OF SAID PROXIES HEREUNDER.  THIS PROXY
    [ ]             [ ]            [ ]                WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED BY THE UNDERSIGNED.
                                                      (IF NO SPECIFICATIONS TO THE CONTRARY ARE INDICATED HEREON, THIS PROXY WILL
                                                      BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR PROPOSALS 1, 2 AND 3.  PLEASE
                                                      SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE POSTAGE PREPAID ENVELOPE
                                                      PROVIDED.

                                                           ________
                                                                  |  DATE                                      ,1997
                                                                  |       -------------------------------------

                                                                     -----------------------------------------------
                                                                     SIGNATURE

                                                                     -----------------------------------------------
                                                                     SIGNATURE

                                                                     NOTE:  PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON.  WHEN
                                                                            SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE
                                                                            OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.  IF SHARES
                                                                            ARE HELD JOINTLY, EACH HOLDER SHOULD SIGN.
------------------------------------------------------------------------------------------------------------------------------------
                                                       FOLD AND DETACH HERE